UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

MERIDIAN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Old Lincoln Highway
Malvern, PA 19355

NOTICE OF ANNUAL MEETING
To Be Held on May 25, 2023

TO THE SHAREHOLDERS OF MERIDIAN CORPORATION:
NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of Shareholders of Meridian Corporation (the “Corporation”) will be held at Corporate Headquarters, located at 9 Old Lincoln Highway, Malvern, PA, 19355 at 10:00 a.m. EST, Thursday, May 25, 2023, for the purpose of considering and acting upon the following matters:
1.
ELECTION OF DIRECTORS. The election of three (3) directors as “Class C” directors of the Board, to serve a three-year term expiring in 2026:

2.
EXECUTIVE COMPENSATION PROPOSAL. A non-binding say on pay proposal to approve the compensation of the Corporation’s named executive officers (the “NEOs”);

3.
FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION. A non-binding determination as to the frequency with which shareholders would have an opportunity to provide an advisory approval of our executive compensation program;

4.
APPROVAL OF AN AMENDMENT OF THE CORPORATION’S 2016 EQUITY INCENTIVE PLAN. A proposal to approve an amendment to the Corporation’s 2016 Equity Incentive Plan (the “2016 Plan”); and

5.
RATIFICATION OF INDEPENDENT AUDITOR. The ratification of the appointment of Crowe LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2023.

Only those shareholders of record at the close of business on March 31, 2023 (the “Record Date”) shall be entitled to be given notice of, to attend and to vote at, the Annual Meeting.
Additional financial information relating to the Corporation is contained in our audited financial statements for the fiscal year ended December 31, 2022 and included on the Corporation’s Annual Report on Form 10-K.
BY ORDER OF THE BOARD OF DIRECTORS
Michael Curry, Corporate Secretary
Malvern, Pennsylvania
April 12, 2023
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be Held on May 25, 2023
This Proxy Statement and the Corporation’s annual report to shareholders on Form 10-K for the year ended December 31, 2022 are available at www.envisionreports.com/MRBK. You are cordially invited to attend the Annual Meeting. You are urged to mark, sign, date, and mail your proxy card promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. You may also vote by telephone or electronically via the internet. For more detailed instructions on the meeting and voting, refer to the section “Information About The Annual Meeting And Voting” on the initial page of the enclosed proxy statement.

PROXY STATEMENT — 2023 ANNUAL MEETING OF SHAREHOLDERS

Notice of Annual Meeting	1
GENERAL INFORMATION	3
CORPORATE GOVERNANCE AND BOARD STRUCTURE	7
Our Current Governance Best Practices	7
Code of Ethics	7
Board Structure	7
Director Independence	7
Nasdaq Board Diversity Matrix	8
PROPOSAL 1 – ELECTION OF DIRECTORS	9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	12
INFORMATION CONCERNING THE BOARD	14
Meetings of the Board and Its Committees	14
Director Related Party Transactions	15
Delinquent Section 16(a) Reports	15
Board and Committee Evaluations	15
Director Education and Board Development	15
Director Compensation	15
Risk Oversight	16
Audit Committee	20
INFORMATION CONCERNING EXECUTIVE COMPENSATION	23
Performance Highlights	23
2022 Performance Outcomes	23
2022 Key Compensation Decisions and Actions	23
General Information about Compensation and Our Basic Compensation Philosophy	24
The Role of Our Compensation Committee	24
Compensation Components and How They Are Set	24
Key Compensation Components	25
SUMMARY COMPENSATION TABLE	30
ALL OTHER COMPENSATION TABLE	31
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE	32
EXECUTIVE INCENTIVE, EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS	33
PROPOSAL 2 – NON-BINDING SAY-ON-PAY PROPOSAL TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	34
PROPOSAL 3 – NON-BINDING PROPOSAL TO APPROVE THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	35
PROPOSAL 4 – AMENDMENT OF THE CORPORATION’S 2023 EQUITY INCENTIVE PLAN	36
PROPOSAL 5 – PROPOSAL TO RATIFY THE APPOINTMENT OF CROWE LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023	40
OTHER MATTERS	41
MISCELLANEOUS	41
ADDITIONAL INFORMATION	41
2016 Equity Incentive Plan	Exhibit A

GENERAL INFORMATION
Date, Time and Place of the Annual Meeting
This Proxy Statement is being furnished to shareholders of Meridian Corporation (the “Corporation” or “Meridian”) in connection with the solicitation by the Board of Directors, on behalf of the Corporation, of proxies to be used at the Corporation’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 25, 2023 at 10:00 a.m., and at any adjournments thereof.
Shareholders Entitled to Vote at and Attend the Annual Meeting
To be able to vote, you must have been a shareholder on March 31, 2023, the record date on which we determined shareholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). As of the close of business on the Record Date, Meridian had 11,321,850 shares of common stock issued and outstanding.
Purpose of the Annual Meeting
Meridian shareholders will be asked to consider and vote upon the following matters at the Annual Meeting: (i) the election of 3 director nominees to serve for a three-year term; (ii) a non-binding say-on-pay proposal to approve the compensation of the NEOs; (iii) a non-binding determination of the frequency with which shareholders would have an opportunity to provide an advisory approval of our NEO compensation; (iv) the approval of the 2016 Plan amendment; (v) the ratification of the appointment of Crowe LLP as Meridian’s independent auditor for the fiscal year ending December 31, 2023 and (vi) such other business as may be properly brought before the Annual Meeting and any adjournments thereof.
Important Notice Regarding the Availability of Proxy Materials
This Proxy Statement and the Corporation’s annual report to shareholders on Form 10-K for the year ended December 31, 2022 are available at www.envisionreports.com/MRBK or by following the instructions on the Corporation’s Notice and Access card. We use the “Notice and Access” method of providing proxy materials to you via the Internet instead of mailing printed copies. We believe that this process provides you with a convenient and quick way to access the proxy materials, including our Proxy Statement and annual report to shareholders on Form 10-K for the year ended December 31, 2022, and to authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.
Most shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Important Notice Regarding Availability of Proxy Materials, which we refer to as the Notice and Access card, that will be mailed to our shareholders on or about April 12, 2023, provides instructions regarding how you may access and review all of the proxy materials on the Internet. The Notice and Access card also includes instructions on how to submit your proxy via the Internet or telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access card.
Solicitation of Proxies
We provided a Notice and Access card regarding the availability of proxy materials because the Board of Directors of Meridian Corporation is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, and return your proxy card. You may also vote by telephone or electronically via the internet. We provided the Notice and Access card and are making this proxy statement, the accompanying proxy card, and our Audited Consolidated Financial Statements for the fiscal year ended December 31, 2022, available electronically to all shareholders of record entitled to vote at the Annual Meeting. The information contained in this proxy statement is as of March 31, 2023. These proxy materials are first being furnished to shareholders on or about April 12, 2023.

How to Vote
Shareholder of Record: Shares Registered in Your Name.   If, at the close of business on the Record Date, your shares were registered directly in your name, then you are a shareholder of record. As a shareholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to complete and return the accompanying proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent.   If, at the close of business on the Record Date, your shares were not issued directly in your name, but rather were held in an account at a brokerage firm, bank, or other agent, you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank, or other agent. The broker, bank, or other agent holding your shares in that account is considered to be the shareholder of record for purposes of voting at the Annual Meeting.
Voting Shares Held in Street Name
If your shares are held by a brokerage house or other custodian, nominee or fiduciary in “street name,” you will receive a Notice and Access card intended for their beneficial holders with instructions for providing to such intermediary voting instructions for your shares. You may also request paper copies of the proxy materials and provide voting instructions by completing the enclosed voting instruction form and returning it using the addressed, postage paid envelope included with the Notice and Access card. Alternatively, if you receive paper copies, many intermediaries direct their beneficial holders to provide voting instructions via the Internet or by telephone. If your shares are held in “street name” and you would like to vote your shares in person at the Annual Meeting, you must contact your broker, custodian, nominee or fiduciary to obtain a legal proxy form from the record holder of your shares and present it to the inspector of election with your ballot.
Voting of Shares and Principal Holders Thereof
Each holder of common stock is entitled to one (1) vote per share held. There is no cumulative voting for the election of the directors. Each share of common stock is entitled to cast only one (1) vote for each nominee. For example, if a shareholder owns 10 shares of common stock and nominations have been made for three director positions, he or she may cast up to 10 votes for each of the positions to be elected. As of the Record Date, a total of 11,321,850 votes may be cast at the Annual Meeting.
For a proposal to be considered at the Annual Meeting, a quorum must be present. The presence, or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter will constitute a quorum for purposes of considering such matter. The shareholders present or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
Abstentions and “broker non-votes” (that is, shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will be counted for the purpose of determining whether a quorum is present.
Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other agent) or if you vote at the meeting. If there is no quorum, the chairperson of the meeting, or a majority of the votes present at the meeting, may adjourn the meeting to another date. If a meeting to elect directors is adjourned twice, those who attend the second adjourned meeting will be a quorum for the purpose of electing directors, even though they are less than a normal quorum.
At any adjourned meeting at which a quorum is present in person or by proxy, any business may be transacted which might have been transacted at the original meeting if a quorum had been present.

The proposals being considered at the Annual Meeting are as follows:
Proposal		Vote Requirement	Effect of Abstention	Effect of Broker Non-Vote
1	Election of Directors	Highest number of votes cast	No effect	No effect
2	Advisory Vote on Executive Compensation	Affirmative vote of a majority of the votes cast	No effect	No effect
3	Frequency of Advisory Vote on Executive Compensation	Affirmative vote of a majority of the votes cast	No effect	No effect
4	Amendment of the 2016 Equity Incentive Plan	Affirmative vote of a majority of the votes cast	No effect	No effect
5	Ratification of the appointment of Crowe, LLP as Meridian’s independent auditor	Affirmative vote of a majority of the votes cast	No effect	No effect
Recommendation of the Board
The Board recommends that Meridian shareholders vote as follows:
Proposal		Vote Recommendation
1	Election of Directors	FOR the election of each of the 3 director nominees
2	Advisory Vote on Executive Compensation	FOR the approval of the non-binding say-on-pay proposal to approve the compensation of the NEOs
3	Frequency of Advisory Vote on Executive Compensation	FOR the approval of the frequency with which shareholders would have the opportunity to provide an advisory approval of the compensation of the NEOs
4	Amendment of the 2016 Equity Incentive Plan	FOR the approval of the Amended 2016 Equity Incentive Plan
5	Ratification of the appointment of Crowe, LLP as Meridian’s independent auditor	FOR the ratification of the appointment of Crowe, LLP as Meridian’s independent auditor
How the votes will be counted
Votes will be counted by the judge of elections appointed for the Annual Meeting. The judge of elections will separately count “For” and “Withhold” for the election of each director. The judge of election will also count “For” and “Against” votes for any proposals other than the election of directors. The judge of elections will also count any abstentions and broker non-votes on each matter. Abstentions and broker non-votes will have no effect on the outcome of the election of a director or any other proposal.
If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from that organization holding your account, including instructions on how to instruct your broker, bank, or other agent to vote your shares, and, as a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote the shares held in your account. If no voting instructions are given, your broker or nominee has discretionary authority to vote your shares on your behalf on routine matters as determined in accordance with NYSE Rule 452 by The New York Stock Exchange. A “broker non-vote” results on a matter when your broker or nominee returns a proxy but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you. We believe that your broker or nominee does not have discretionary voting power with respect to Proposals No. 1 through 4, to be considered at this meeting. You may not vote shares held in street name at the Annual Meeting unless you obtain a legal proxy from the broker holding your account.

You can revoke your proxy at any time before the applicable vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
1.
You may submit another properly completed proxy with a later date.

2.
You may send a written notice that you are revoking your proxy to our Corporate Secretary at 9 Old Lincoln Highway, Malvern, Pennsylvania 19355.

3.
You may attend the Annual Meeting and vote (however, simply attending the meeting will not, by itself, revoke your proxy).

Preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported on Form 8-K to the Securities and Exchange Commission within four business days of the Annual Meeting.
Shareholder Proposals
If you wish to present a proposal for consideration at our 2024 Annual Meeting of Shareholders and you want it to be included in our proxy statement and form of proxy card for that meeting in accordance with the rules of the Securities and Exchange Commission, you must send written notice of your proposal to our Corporate Secretary so that we receive it no later than December 14, 2023. If you want to present a proposal at the Annual Meeting but do not want it in our proxy materials, the proposal may be brought before the Annual Meeting so long as we receive notice of the proposal 5 days prior to the meeting, as specified by our Bylaws, addressed to the Corporate Secretary at our principal executive offices, not later than the above date. Whether or not you want us to include a proposal in our proxy statement, you must give written notice of the proposal to our Corporate Secretary no later than 5 days before the scheduled date of our 2024 Annual Meeting.
To be eligible for consideration at the meeting, your notice of the proposal must state in writing:
(i)
a brief description of the proposal, you are presenting it and why it should be adopted;

(ii)
your name and address as they appear on our shareholder records;

(iii)
the class and number of our shares you own, in your name or beneficially in another name and;

(iv)
any material interest you have in connection with the proposal or its adoption.

The chairperson of the meeting may determine whether a proposal was made in accordance with this required procedure. If the chairperson decides that the proposal was not made properly, the chairperson will state that at the meeting and the defective proposal will be disregarded and laid over for action at the next shareholder meeting that is held at least 30 days after the meeting where the proposal was rejected for this reason.
If a shareholder proposal is presented at the 2024 Annual Meeting, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Secretary at our principal executive offices, prior to the close of business on February 23, 2024. Pursuant to SEC Rule 14a-4(c)(2), if we receive timely notice of a proposal, our management proxies may still exercise discretion to vote on a matter if permitted by that rule and if we include in our proxy statement for the meeting a description of the matter and how the management proxies intend to exercise their discretion to vote.
Contacting the Board of Directors
Please send any shareholder proposals or notices of proposals, any nominations for director, and any communications from any interested parties in writing, addressed to our Board of Directors, to our Corporate Secretary at 9 Old Lincoln Highway, Malvern, Pennsylvania, 19355. The Corporate Secretary will relay shareholder communications to Board members.

CORPORATE GOVERNANCE AND BOARD STRUCTURE
Our Board of Directors believes that the purpose of corporate governance is to promote maximizing shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of the Nasdaq Stock Market and SEC regulations, as well as best practices suggested by recognized governance authorities.
Our Current Governance Best Practices
Meridian’s current governance best practices include:
•
A majority of Meridian’s directors are independent

•
Board-designated lead independent director (the “Lead Director”)

•
Executive sessions chaired by the Lead Director

•
Key committees composed entirely of independent directors

•
Board self-evaluations

•
Anti-hedging and pledging prohibitions

•
Claw-back policy

Code of Ethics
Meridian’s Code of Ethics (the “Code of Ethics”) governs the conduct of its directors, officers, employees, contractors, consultants, agents and any other persons who represent Meridian Corporation in the course of business. It is intended to promote honest and ethical conduct, full, fair and accurate reporting and compliance with laws, among other matters. A current copy of the Code of Ethics can be found at https://investor.meridianbanker.com/corporate-profile/governance-documents/.
Board Structure
The structure of the Corporation’s Board leadership consists of a non-independent Chairman and Chief Executive Officer, Christopher Annas, the Board’s Lead Independent Director, Robert T. Holland, and a majority of independent non-employee directors. The Corporation has an active committee structure in which members of the Board of Directors attend and actively participate in the following committees: Audit Committee, Compensation Committee, Governance and Nominating Committee, Loan Committee and Risk Management Committee. The active participation in these committees in addition to the monthly Board of Directors’ meetings provides the independent members of the Board the necessary insight into the daily operations of the Corporation. The Board believes that this Board leadership structure most effectively represents the best interests of the Corporation and its shareholders.
Meridian’s Board should be sufficient in size to achieve diversity in business experience, community service and other qualifications among non-employee directors while still facilitating substantive discussions in which each director can participate meaningfully. Meridian’s Governance and Nominating Committee (“GNC”) Committee is responsible for recommending director nominees to the Board. The GNC Committee also considers nominees for director that are recommended by various persons or entities, including, but not limited to, non-management directors, Meridian’s Chief Executive Officer, other senior officers and third parties. Information on the experience, qualifications, attributes and skills of Meridian’s director nominees is described under “Director Nominees” below.
Director Independence
The Corporation’s Lead Independent Director is appointed for a term of two years and, in consultation with the other independent directors, is responsible for:

•
Meeting periodically with the managing directors;

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Providing managing directors with input regarding the agendas and content for the Board meetings;

•
Meeting with regulators as appropriate:

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Chairing all Board meetings at which the Chairman is not present;

•
Scheduling director education content as required by regulators and appropriate for the business of the Corporation;

•
Overseeing the director evaluation process; and

•
Performing such other duties that the Board may from time to time.

Currently, our Board of Directors has eight members. Under the rules for independence adopted by the Securities and Exchange Commission (SEC) and Nasdaq Stock Market (Nasdaq), Robert M. Casciato, George C. Collier, Christine M. Helmig, Robert T. Holland, Edward J. Hollin, and Anthony M. Imbesi meet the standards for independence. These directors represent more than a majority of our Board. Our Board of Directors determined that the following directors were not independent within the meaning of the rules and listing standards of the Nasdaq Stock Market: Christopher J. Annas, Chairman, President and Chief Executive Officer of the Corporation, and Denise Lindsay, Executive Vice President and Chief Financial Officer of the Corporation.
Our Board of Directors has determined that a lending relationship resulting from a loan made by the Corporation to a director would not affect the determination of independence if the loan complies with Regulation O under the federal banking laws. Our Board of Directors also determined that maintaining with the Corporation a deposit, savings or similar account by a director or any of the director’s affiliates would not affect the determination of independence if the account is maintained on the same terms and conditions as those available to similarly situated customers. Additional categories or types of transactions or relationships considered by our Board of Directors regarding director independence include, but are not limited to, vendor or contractual relationships with directors or their affiliates.
Nasdaq Board Diversity Matrix
The following matrix, required by NASDAQ listing rules, provides our board diversity composition as of December 31, 2022. As a smaller reporting company,we are required to have at least two members of our board of directors who are Diverse; including at least one Diverse director who self-identifies as female and a second Diverse director who may include an individual who self-identifies as a female, or LGBTQ+, or an Underrepresented Minority.
Board Diversity Matrix as of March 31, 2023
Total Number of Directors	8
	Female	Male	Non-Binary	Did not Disclose Gender
Directors	2	6	—	—
Number of Directors who identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did not Disclose Demographic Background	—	1	—	—

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1
ELECTION OF DIRECTORS
The Bylaws of Meridian Corporation provide that its business and affairs shall be managed by a Board of not less than five (5) and no more than fifteen (15) persons. Meridian’s Board, as provided in its Bylaws, presently consists of eight (8) members divided into three (3) classes. Also provided in its Bylaws, at every annual meeting of Meridian, the shareholders will be asked to vote for each of the directors by class up for election. Each director, when elected, will hold office for a three-year term until a successor is elected and qualified. If any nominee should die, resign or become disqualified, the vacancy may be filled as determined by the remaining members of the Board in accordance with the Bylaws of Meridian.
There is no cumulative voting for the election of the directors. Each share of common stock is entitled to cast only one (1) vote for each nominee. For example, if a shareholder owns ten (10) shares of common stock and nominations have been made for three director positions, he or she may cast up to ten (10) votes for each of the three positions to be elected.
In considering a director nominee, the Board considers a variety of factors, namely: (i) if the candidate is recommended by executive management; (ii) the individual’s professional and personal qualifications, including business experience, education and community and charitable activities; (iii) the individual’s familiarity with one or more of the communities in which Meridian is located or is seeking to locate and (iv) the diversity the individual may provide to the Board and its committees.
For the election of directors, the candidates receiving the highest number of “For” votes, in person or by proxy, up to the number of directors to be elected, shall be elected
Unless authority to vote for the director is withheld, it is intended that the shares represented by the enclosed Proxy will be voted “FOR” the election of the nominees named below.
Vote Required
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE THREE NOMINEES NAMED BELOW
Set forth below is certain information as of March 31, 2023 concerning the nominees for election as director and each other member of the Corporation’s Board of Directors. The persons nominated have consented to serve, and have served previously as Directors of Meridian Corporation.
The following individuals have been nominated by the Board for election at the Annual Meeting as “Class C” directors of the Board, to serve a three-year term expiring in 2026:
Christopher J. Annas (Age 67) — Mr. Annas is the founder, Chairman, President and CEO of the Corporation. Prior to starting Meridian, Mr. Annas was the President, CEO and co-founder of Community Bank of Chester County. Mr. Annas has over 30 years of banking experience in various commercial lending capacities. Prior to Community Bank of Chester County, Mr. Annas served as Regional Vice President for Summit Bank, leading the small business lending effort in the Delaware Valley. During his tenure at Summit Bank, he managed their large corporate lending effort in Pennsylvania and Southern New Jersey, as well as their media communications business nationally. Mr. Annas currently serves on the Federal Reserve Bank of Philadelphia’s Community Depository Institutions Advisory Council and on the Foundation Board of Paoli Hospital. He is a former board member of the Community Bank Council of the American Bankers Association and the Chester County Chamber of Business and Industry. Mr. Annas has served as a director of the Corporation since 2004. The Board believes that Mr. Annas’ career in banking, including his position as Chairman, President and CEO of the Corporation, gives him the qualifications to serve as a Meridian Corporation director.
Edward J. Hollin (Age 70) — Mr. Hollin is a retired shareholder, member of the executive committee and chief operating officer of Riley Riper Hollin & Colagreco, a suburban Philadelphia law firm headquartered in Exton, Pennsylvania. Founded in 1984, Riley Riper Hollin & Colagreco focuses its practice on real estate, commercial transactions, litigation, labor law and estate and business planning, representing some of the largest homebuilders and commercial real estate developers in the country, as well as a variety of financial institutions and entrepreneurs. Mr. Hollin serves or previously served, on boards and committees of several local organizations, including the Delaware Valley Chapter of the Cystic Fibrosis Foundation, One Independence Place Condominium Association, the Chester County Industrial and Investment Council, and is the former solicitor for South Eastern Economic Development Company of Pennsylvania, a non-profit SBA certified development company. Mr. Hollin has served as a director of the Corporation since 2004. The Board believes that Mr. Hollin’s legal background, combined with his knowledge of the real estate industry, gives him the qualifications to serve as a Meridian Corporation director.
Anthony M. Imbesi (Age 49) — Mr. Imbesi is Vice President of Patriarch Management, a private real estate investment firm which owns, manages, and develops commercial real estate. He also is a member of the Drexel Lebow School Finance Advisory Council. In addition, Mr. Imbesi is a trustee for the Patriarch Family Foundation, which supports education, health, and well-being in the Delaware Valley. Mr. Imbesi is a graduate of Villanova University and received his MBA from Drexel University. Mr. Imbesi has served as a director of the Corporation since 2005. The Board believes that Mr. Imbesi’s business experience and his knowledge of the real estate development industry, along with his years of service as a director provides him the qualifications to serve as a Meridian Corporation director.
Directors Continuing in Office
Robert M. Casciato (Age 71) — Mr. Casciato was a founding partner of Alliance Environmental Systems, Inc., a West Chester company from 1994-2019 when he acquired 100% of the shares from his partner. In 2021 he sold his shares and now acts as the President and Chief Operation Officer. Alliance Environmental provides environmental remediation, selective demolition, structural demolition and asbestos abatement in the Mid-Atlantic region to the commercial and industrial markets. Alliance was named Business of the Year in 2003 by the Chamber of Commerce of Greater West Chester. Mr. Casciato is also a partner in the RMC/SDI Real Estate Partnership, located in West Chester, specializing in brownfields redevelopment. Mr. Casciato is the past Treasurer of the French and Pickering Creeks Conservation Trust. Mr. Casciato has served as a director of the Corporation since 2004. The Board believes that Mr. Casciato’s expertise in environmental matters and the real estate industry, along with his years of service as a director of the Corporation, provide the qualifications for him to serve as a Meridian Corporation director.
George C. Collier (Age 76) — Mr. Collier is the Executive Vice President, Chief Financial Officer and Director of Streamlight, Inc., a leading manufacturer of high-performance lighting equipment for professional firefighting, law enforcement, industrial and outdoor applications. Mr. Collier is active in the National Fallen Firefighters and Concerns of Police Survivors (COPS) organizations, which are national support groups for survivors of firefighters and policemen who have died on the job. Mr. Collier has served as a director of the Corporation since 2004. The Board believes that Mr. Collier’s managerial and financial experience, as well as his connections and knowledge of the communities the Corporation serves, provide him the qualifications to serve as a Meridian Corporation director.
Christine M. Helmig (Age 53) — Ms. Helmig is the Chief Financial Officer of Hankin Group, a real estate development, construction, and property management company, where she has been for over fifteen years. Previously, Ms. Helmig was a partner in Boylston, Rothman and Helmig, LP, certified public accountants, where she specialized in business and individual taxation, and attest services for small businesses. Ms. Helmig is active in our community, having served on the advisory boards for the Church Farm School Leadership Council, and SEEDCOPA, which provides small business loans to Pennsylvania businesses. Ms. Helmig formerly served as a “Big Sister” for Big Brothers Big Sisters of America and is also a patient companion for Willow Tree Hospice Care. The Board believes that Ms. Helmig’s managerial and financial experience, as well as her connections and knowledge of the communities the Corporation serves, provide her the qualifications to serve as a Meridian Corporation director.
Robert T. Holland (Age 74) — Mr. Holland is the Corporation’s Lead Independent Director. He is the Principal of the Holland Advisory Group, LLC, an executive coaching firm. Mr. Holland founded c.p. Allstar Corporation, a manufacturer of garage door and gate openers and remote radio control devices in 1997 and sold the business in 2007. Prior to starting c.p. Allstar Corporation, Mr. Holland was the Chief Financial

Officer of a publicly traded diversified manufacturing company for seven years. Prior to that time, Mr. Holland was a managing partner in MacDade Abbott & Co., a regional accounting firm headquartered in Paoli, PA, for 15 years. Mr. Holland served on the West Goshen Planning Commission for 28 years and serves on the West Goshen Pension Board. He holds board positions for several not for profit and charitable organizations. Mr. Holland is a Certified Public Accountant and member of the AICPA and PICPA. Mr. Holland has served as a director of the Corporation since 2004. The Board believes that Mr. Holland’s extensive managerial experience, including his financial accounting background and experience, provides the qualifications and skills for him to serve as a Meridian Corporation director.
Denise Lindsay (Age 56) — Ms. Lindsay is the Executive Vice President and Chief Financial Officer of the Corporation. Ms. Lindsay is responsible for financial reporting, investor relations, risk management, asset-liability management, treasury, forecasting and budgeting. Before joining the Corporation, Ms. Lindsay was the Vice President and Controller of DNB First from 1992 to 2004. Prior to that time, she was a Senior Accountant for KPMG, LLP. Ms. Lindsay is also a member of the Board of the Financial Managers Society — Philadelphia chapter. Ms. Lindsay is the former Chairman of the Board of Advisors for the Upper Main Line YMCA and former board member of the Association Board of the YMCA of Greater Brandywine. Ms. Lindsay has 30 years’ experience in bank financial management, is a Certified Public Accountant, a member of the Financial Managers Society and PICPA. Ms. Lindsay has served as a director of the Corporation since 2009. The Board believes that Ms. Lindsay’s financial, business and public accounting experience, as well as her career in banking, provides the qualifications and skills for her to serve as a Meridian Corporation director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
As of March 31, 2023, Meridian had 11,321,850 shares of common stock issued and outstanding. The following is information with respect to the beneficial ownership of Meridian common stock as of March 31, 2023 by each person or entity known by us to be beneficial owner of more than 5% of outstanding common stock, each of the executive officers of Meridian, each director, and all directors and executive officers as a group. The information on beneficial ownership in the table and the footnotes hereto is based upon our records and information supplied to us by such person or entity. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Except as otherwise indicated, the address for each shareholder listed below is c/o Meridian Corporation, 9 Old Lincoln Highway, Malvern, Pennsylvania 19335.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percentage of Class(8)
Christopher J. Annas	562,628	4.97%
Joseph L. Cafarchio	60,450	0.53%
Robert M. Casciato	207,596	1.83%
George C. Collier	63,236	0.56%
Christine M. Helmig	1,600	0.01%
Robert T. Holland	75,652	0.67%
Edward J. Hollin	48,426	0.43%
Anthony M. Imbesi(3)	373,834	3.30%
Charles D. Kochka	59,950	0.53%
Denise Lindsay	134,480	1.19%
Current Directors, Nominees & Executive Officer as a Group (11 persons)	1,587,852	14.02%
Meridian Bank Employee Stock Ownership Plan(4)	530,230	4.68%
Principal Shareholders (not otherwise named above)
Ategra Capital Management, LLC(5)	962,568	8.50%
The Banc Funds Company, LLC(6)	728,688	6.44%
Strategic Value Bank Partners, LLC(7)	651,298*	5.75%

(1)
Beneficial ownership does not include the unvested portion of stock awards due to lack of voting and disposition power, unless such award will vest within sixty days of March 31, 2023. Fractional shares beneficially owned have been rounded down to the number of whole shares beneficially owned.

(2)
Shares noted with * represent beneficial ownership as of December 31, 2022.

(3)
Mr. Imbesi’s beneficial ownership includes interests owned by Patriarch Investments LP, for which he owns 24.9975% and is the trustee.

(4)
Mr. Annas acts as trustee of the Meridian Bank Employee Stock Ownership Plan. As of March 31, 2023, 343,638 shares held in the plan trust were allocated to individual accounts established for participating employees and 186,592 shares were held, unallocated, for allocation in future years. In general, the allocated shares held in the plan as of March 31, 2023, will be voted by the plan trustees in accordance with the instructions of the participants. Any unallocated shares and unvoted allocated shares are voted by the plan trustee. The amount of our common stock beneficially owned by officers who serve as plan trustees and by all directors and executive officers as a group, does not include the shares held by the plan trust other than shares specifically allocated to the individual officer’s account.

(5)
The address of Ategra Capital Management, LLC is 8229 Boone Blvd, Suite 305, Vienna, Virginia 22182, per Schedule 13G/A filed February 8, 2023.

(6)
The address of the Banc Funds Company, LLC is 20 North Wacker Drive, Chicago, Illinois, 60606, per Schedule 13G/A filed February 7, 2023.

(7)
The address of Strategic Value Bank Partners, LLC is 127 Public Square, Cleveland, OH, 44114, per Schedule 13G/A filed January 31, 2023.

(8)
Class includes 370,900 shares of common stock options that are vested or will vest within 60 days of March 31, 2023.

INFORMATION CONCERNING THE BOARD
Meetings of the Board and Its Committees
During 2022, the full Board met 13 times. All current directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors (held for the period for which he or she has served as a director) and the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).
The Corporation has no specific policy requiring directors to attend the Annual Meeting; however, director attendance is strongly encouraged. All current members of the Board of Directors were present at the 2022 Annual Meeting of Shareholders. It is anticipated that all current members of the Board of Directors will attend the 2023 Annual Meeting.
Loan Committee.   The members of the Loan Committee are: Christopher Annas, Joseph Cafarchio, Robert Casciato, Robert Holland, and Edward Hollin. Mr. Casciato is Chair of the committee. During 2022, the committee met twelve times.
Risk Management Committee.   The Risk Management Committee is comprised of Christopher Annas, Denise Lindsay and Joseph Cafarchio, as well as all of the independent directors. Ms. Lindsay is Chair of the committee. During 2022, the committee met four times. The Risk Management Committee is responsible for overseeing our enterprise-risk management policies, commensurate with our capital structure, risk profile, complexity, size and other risk-related factors.
Compensation Committee.   The members of the Compensation Committee are: George Collier, Robert Holland, Edward Hollin and Anthony M. Imbesi. Mr. Imbesi is Chair of the committee. During 2022, the committee met ten times. The Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of our executive officers and directors. Among other things, it is the responsibility of the Compensation Committee to: evaluate human resources and compensation strategies; review and approve objectives relevant to executive officer compensation; evaluate performance and determine the compensation of the Chief Executive Officer in accordance with those objectives; approve any changes to non-equity-based benefit plans involving a material financial commitment; recommend to the Board of Directors compensation for directors; prepare the Compensation Committee report required by SEC rules to be included in our annual report; and evaluate performance in relation to the Compensation Committee charter.
The Compensation Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. The charter is available on our website at www.meridianbanker.com. The Compensation Committee is composed solely of members who satisfy the applicable independence requirements of NASDAQ for compensation committees.
Audit Committee.   The members of the Audit Committee are: Robert Holland, Anthony Imbesi, and Christine Helmig. Mr. Holland is Chair of the committee. During 2022 the committee met 13 times. For more information about the Audit Committee, see “AUDIT COMMITTEE” below.
Governance and Nominating Committee.   The Governance and Nominating Committee is comprised of all of the independent directors of the Board as it is the intention that this committee, as a whole, will be responsible for making recommendations regarding candidates for directorships and the size and composition of the Board. During 2022 the committee met 4 times. The Governance & Nominating Committee is comprised of members who satisfy the applicable independence requirements of NASDAQ.
Shareholders desiring to submit a candidate for consideration as a nominee of the Board must submit the same information with regard to the candidate as required to be included in the Corporation’s proxy statement with respect to nominees of the Board in addition to any information required by the Corporation’s bylaws. Shareholder recommendations should be submitted in writing to Corporate Secretary, Meridian Corporation, 9 Old Lincoln Highway, Malvern, Pennsylvania 19355, by December 14, 2023 to be considered as a nominee. Although the Board at this time does not utilize any specific written qualifications, guidelines, or policies in connection with the selection of director nominees, candidates must have a general understanding of the financial services industry or otherwise be able to provide some form of benefit to the

Corporation’s business, possess the skills and capacity necessary to provide strategic direction to the Corporation, be willing to represent the interests of all shareholders, be able to work in a collegial board environment, and be available to devote the necessary time to the business of the Corporation. In addition to these requirements, candidates will be considered on the basis of diversity of experience, skills, qualifications, occupations, education, and backgrounds, and whether the candidate’s skills and experience are complementary to the skills and experience of other board members.
Director Related Party Transactions
Meridian makes loans to executive officers and directors of the Corporation in the ordinary course of its business. These loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the transaction is originated for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectability or present any other unfavorable features. Federal regulations prohibit Meridian from making loans to executive officers and directors of the Corporation, or the Corporation, at terms more favorable than could be obtained by persons not affiliated with the Corporation. Meridian’s policy towards loans to executive officers and directors currently complies with this limitation. The aggregate outstanding balance of the loans to all executive officers, directors or their affiliates, at December 31, 2022, was $5.1 million. In addition, the Corporation paid legal fees of $22 thousand to the law firm of which Mr. Hollin was a shareholder in 2022.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and directors and persons who own more than 10% of the Corporation’s common stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% holders are required to furnish the Corporation with copies of all Section 16(a) forms they file. To the Board of Directors’ knowledge, based solely on review of the copies of such reports furnished to the Corporation during the fiscal year ended December 31, 2022, there were no late filings in 2022.
Board and Committee Evaluations
The Board periodically conducts self-evaluations of the performance of the Board. The results are summarized by the Lead Independent Director and presented to Board.
Director Education and Board Development
Meridian encourages its directors to attend appropriate seminars and education programs related to the banking industry and corporate governance. In addition, Meridian provides a series of professionally developed training modules and provides presentations from time to time during Meridian Board meetings on a variety of topics including corporate governance, the economy, regulatory, and compliance.
Director Compensation
The Corporation compensates its non-employee directors for their service on our Board. Directors who are employed by Meridian are not paid additional compensation for board or committee service. The Board establishes the compensation of the Corporation’s non-employee directors.
Directors receive periodic fees based on the following schedule:
Quarterly Board Fees:
Retainer (all members)	$10,000
Lead Independent Director	$3,000
Audit Committee Chair	$2,000
Loan Committee Chair	$2,000
Compensation Committee Chair	$2,000
Committee members (non-chair):	$1,500

Information relating to the compensation of the Corporation’s directors during 2022 is set forth below.
Director	Fees Earned or Paid in Cash
Robert M. Casciato	$83,500
George C. Collier	$77,000
Christine M. Helmig(1)	$11,500
Robert T. Holland	$103,833
Edward J. Hollin	$81,000
Anthony M. Imbesi	$85,833

(1)
Amount represents part-year compensation for Ms. Helmig after joining the Board on October 27, 2022.

The Corporation’s directors are eligible to receive stock options as part of the 2016 Equity Incentive Plan Options, but no stock options were granted as compensation in 2022.
Risk Oversight
The Board of Directors is responsible for ensuring that an adequate risk management framework is in place and functioning as intended. A clear understanding and working knowledge of the types of risks inherent to the Meridian’s activities are an absolute necessity. The Risk Management Committee of the Board is comprised of all Meridian Board members and meet quarterly. Its role is to set broad policy and directives for asset/liability management and enterprise risk management, and to establish review and control procedures to ensure adherence to policy.
The Board Risk Management Committee has delegated authority for the development and implementation of all asset and liability management policies, procedures, and strategies to the management Asset/Liability Committee (ALCO). ALCO is comprised of various members of Senior Management, Department Leaders, Compliance, Internal Audit and Risk Management and meet monthly. ALCO is responsible for interpreting the longer range objectives established by the Board of Directors and managing day-to-day oversight of the risk management function. As such the ALCO set basic direction for the bank’s sources and uses of funds, establishes numerical ranges for primary and secondary objectives and monitors risk and the delivery of services.
The Board Risk Management Committee has delegated authority for enterprise risk management to the risk management committee (RMC) headed by the Chief Risk Officer. RMC administers a program that focuses risk assessment on seven risk categories. Several risk categories are reviewed each quarter, or more frequently as necessary. Each risk category is assigned a risk rating based on the significance of the risk and a defined risk trend. Additional internal bank experts may attend meetings during each quarter to report on a risk category under review and offer recommendations regarding the risk assessment and trend for a particular risk category. Monthly review of risk categories are reported to the Board of Directors.
Risk management reports include the following:
•
Discussion of the Bank’s current overall risk position;

•
Identification of risk categories and analysis of current position in each risk category;

•
Comparison of actual performance versus expected performance, where appropriate;

•
Assessment of the overall credit quality of the Bank’s loan portfolio and the adequacy of the Bank’s Allocation for Loan and Lease Loss Reserve;

•
Identification of results outside of guidance targets and action plans established for issues to be resolved;

•
Recommendations for changes to risk parameters or measurement tools.

Credit Risk
Credit risk is the risk that borrowers or counterparties will be unable or unwilling to repay their obligations in accordance with the underlying contractual terms and the risk that credit assets will suffer significant deterioration in market value. This definition, however, encompasses more than the traditional definition associated with lending activities. We manage and control credit risk in our loan and lease portfolio by adhering to well-defined underwriting criteria and account administration standards established by management. Credit risk is found in all activities where success depends on counterparty, issuer, or borrower performance. Any time bank funds are extended, committed, invested, or otherwise exposed through actual or implied contractual agreements, whether recorded on our balance sheet or off the balance sheet, we are exposed to credit risk. Credit risk may also arise where the performance of guarantors is required. In addition, credit risk arises in conjunction with a broad range of non-lending activities, including selecting and purchasing portfolio investments, processing and settling investment transactions with counter-parties and originating ACH transactions.
Written credit policies document underwriting standards, approval levels, exposure limits and other limits or standards deemed necessary and prudent. Portfolio diversification at the obligor, industry and product levels is actively managed to mitigate concentration risk. In addition, credit risk management includes an independent credit review process that assesses compliance with commercial, real estate and consumer credit policies, risk rating standards and other critical credit information. In addition to implementing risk management practices that are based upon established and sound lending practices, we adhere to sound credit principles. We understand and evaluate our customers’ borrowing needs and capacity to repay, in conjunction with their character and history.
The Loan Committee of our board of directors provides oversight of our credit risk management function. Board Loan Committee oversees the risk appetite, the development of policies, practices and systems for measuring credit risk and monitors the performance and quality of our credit portfolio. At the management level, our Chief Credit Officer leads this process and has primary oversight of our management Credit Committee. Our credit officers work closely with our Chief Credit Officer and management Credit Committee to monitor lending trends, concentrations, regulations and strategies to ensure underwriting guidance is aligned with our credit philosophy. We review our credit policies regularly and any changes must be approved by our board of directors. Our credit team also produces various credit statistics on our loan and lease portfolio reported to our board on a regular basis. We believe this robust governance system provides for a fulsome credit approval process.
Credit risk is addressed in formal loan proposals presented to the Loan Committee and the Board of Directors. Loans and potential loan relationships are analyzed by the Credit Committee and require a formal loan proposal and approval by the appropriate authority or authorities. Regardless of whether a new loan request, a formal loan proposal, or an annual loan relationship review, each proposed loan, existing loan, or loan relationship has an assigned Loan Risk Rating based on credit factors, collateral adequacy, and financial strength of the loan relationship. Decisions are made based on the most complete up-to-date information available. The defined Loan Risk Ratings are designed to cover a broad range of customers, so dominant risk characteristics determine the rating assigned. In some instances, additional pricing, collateral, covenants, or risk mitigants may be necessary to reduce risk or credit exposure or to improve relationship profitability.
Loan review is outsourced to a major independent firm and serves and reports to both the Audit and Risk Committees through the Chief Credit Officer. The firm conducts semi-annual onsite reviews. The firm independently selects the sample of loans for review and results of their review are reviewed by the credit department and approved by Risk Committee. These credit management practices build and strengthen our banking relationships with our customers while identifying potential issues in a proactive manner to avoid unnecessary risk.
Interest Rate Risk
The policy of the Bank is to offer a wide variety of loan and deposit products that are both competitive and diversified in maturity structure. A major objective of the asset/liability management process is to increase shareholder value through loan and deposit generation. The Bank, acting as a financial intermediary between borrowers and savers, should generate the highest level of risk/reward to shareholders through sound lending practices and diversified funding sources. Interest rate risk is a large component of asset/liability management and is managed within the overall asset/liability framework. The principal objectives of asset/liability management are to manage sensitivity of net interest spreads and net interest income to potential changes in interest rates. Funding positions are kept within predetermined limits designed to ensure that risk-taking is not excessive and that liquidity is properly managed.
Interest rate risk focuses on the economic scenarios relative to the value of the Bank in the current interest rate environment, and the sensitivity to that value from changes in interest rates. Re-pricing risk, basis risk, yield curve risk, and options risk are types of interest risk to be considered. Interest rate risk occurs due to differences between the timing of rate changes and the timing of cash flows (re-pricing risk); from changing rate relationships among different yield curves affecting bank activities (basis risk); from changing rate relationships across the range of maturities (yield curve risk); and from interest-related options embedded in bank products (options risk). Interest risk considerations typically include the effect of a change in interest rates on both the Bank’s earnings and the market value of portfolio equity.
Interest rate sensitivity refers to the Bank’s capability and/or need to react to actual and forecast interest rates and yields in the money and capital markets as well as in the local competitive environment. The magnitude of these gains or losses depends on the severity and timing of the market changes and on the ability to adjust. The ability to adjust is controlled by the remaining time to maturity of fixed-rate contracts, customer actions, and the existence of contracts that provide for rate adjustments prior to maturity. Analysis of interest rate sensitivity in the form of a net interest rate shock is employed. In performing interest rate shock analysis, financial forecasting and simulation are used to anticipate the impact of forecast interest rates and evaluate the potential risk of alternative interest rates. This policy is implemented by first producing a current forecast of balance sheet volumes and net earnings for the 12-month forecast horizon. The second step is for alternative simulations to be prepared to test the forecast’s sensitivity to rising rate and falling rate shocks and changes in the shape of the treasury yield curve. After each alternative simulation, the forecasted net interest income for the twelve-month period and the present value of equity at the end of the historical period are compared to the net interest income and present value of equity produced by the alternative simulation. The percent changes in net interest income and present value of equity is then compared to management’s guideline targets.
Liquidity Risk
Liquidity is defined as the ability to meet daily funding requirements, deposit withdrawals, or asset opportunities in a timely manner and to meet obligations in unusual, extraordinary, and adverse operating circumstances, without sustaining a significant loss or cost. The Bank’s foundation for liquidity is a stable customer deposit base, a marketable investment portfolio that provides periodic cash flow through regular maturities and amortization, or that can be used as collateral to secure funding in an emergency, and credit lines established with upstream correspondents.
Liquidity risk may impact earnings or capital based on changes in funding sources. This risk affects the Bank’s ability to establish new relationships, service, or continue to service existing relationships. This risk can also expose the Bank to litigation, financial loss, or damage to its reputation. Liquidity risk exposure is present in various funding situations. Thus, the Bank is responsible for careful evaluation of the types and levels of risk incurred in dealing with its customers and communities. The liquidity risk policy provides direction and guidance for the management of funding sources, which also affects interest rate risk and price risk. Guidance offered provides controls for the risk arising from taking positions in various liquid assets and short-term deposits regarding anticipated changes in interest rates. Controls are vital to the continuity of operations and protections of resources, depositors, and shareholders. It also assists in maximizing the return on shareholder investment without sacrificing its quality and reputation. Various elements of funding volume and funding gaps are analyzed, the availability and size of secondary markets to convert instruments to cash is reviewed, the Bank’s cost of funding versus costs paid by competition are assessed, and rate scenarios and stress testing models are used to assess vulnerability. This risk is evaluated and assigned a risk rating with the assessment of overall risk.

Price Risk
Price risk involves risk that may impact earnings or capital resulting from changes in the value of portfolios of financial instruments. This risk affects the Bank’s ability to establish new relationships, service, or continue to service existing relationships. Management of this risk is conducted under specific guidelines and product/service standards. Guidelines assist in establishing, reevaluating, and changing prices for financial services or financial products. These guidelines are structured to ensure an appropriate pricing structure, but also address such issues as volume and price sensitivity for various products. Sources of price risk are identified, elements of the of the risk positions are analyzed, the flexibility of the current price profile versus the ability to hedge the risk is assessed, the proper balance of risk versus reward is determined, and appropriate levels of procedures, controls, and self-monitoring are evaluated for implementation and proper administration. A risk rating is assigned in conjunction with the assessment of overall risk.
Compliance Risk
Compliance risk is monitored within the structure of the compliance risk management program. Operating in compliance with laws, rules, regulations, and related accepted industry standards enhances the reputation, strategic goals and objectives, and operations of the Corporation. Compliance risk attempts to evaluate and identify the overall level of compliance risk by measuring and defining the areas of risk for a designated law, rule, or regulation. Defined risk factors within three risk categories (legal and regulatory, operational, and reputation risk) assist in determining the overall compliance risk rating assigned to each law, rule, or regulation. Various factors within each risk category can increase or decrease the risk of non-compliance. Each risk category is assigned a risk rating of High, Moderate, or Low. The overall compliance risk rating for each law or regulation is the average of the risk ratings for the three risk categories based on inherent risk. The compliance risk assessment is conducted with the Compliance Committee and key business lines, departments, and functional areas. Compliance risk assessment results are reviewed by the Compliance Committee and reported to the Risk Committee and the Audit Committee of the Board of Directors.
A risk-based, comprehensive BSA Compliance risk assessment is maintained covering the Bank Secrecy Act, Anti-Money Laundering, and Office of Foreign Asset Control to ensure all risk areas are covered to maintain compliance with the laws and regulatory guidance. Changes to and results from the assessment of risks are reported to the Compliance Committee and the Audit Committee of the Board of Directors. At least annually, the BSA risk assessment is reviewed and approved by the Board of Directors. Risk is rarely static, and thus frequent review and additional approvals may be necessary. The risk assessments focus on risk factors due to the Bank’s size, market presence, types of customers, types of products, geographic locations, method of account opening, transaction type, and business line. All are incorporated into BSA/AML software to aid in the monitoring and reporting requirements.
Transaction/Operational Risk
Transaction risk relates to service or product delivery and escalates based on problems with services or product delivery. This risk is inherent in all bank products and services and arises on a daily basis as transactions are processed. Controlling transaction risk involves internal controls, vendor management, proper use of information systems, employee integrity, and operating processes. The Board of Directors and Management establish and reevaluate the risk tolerances which thereby control these risks. Policy guidance provides standards to control the potential financial losses due to human error or fraud, incomplete information, or operational disruption. Controlling this risk remains critical to the continuity of operations and protection of resources, depositors, customers, and shareholders. It also assists the Bank to maximize the return on shareholder investment without sacrificing its quality and reputation. Financial services and products are offered on a sound and economically feasible basis to the customers, communities, and markets served. Products and services offered along with the transactions serviced are conducted under specific guidelines and operational standards. Procedures and processes, including the development and introduction of new products and services, encompass the guidelines established.
Control mechanisms have been established to monitor data accuracy, proper accounting treatment, and compliance with laws and regulations, as well as bank policy. Management and staff continually seek training and development to enhance their technical knowledge and skill levels to stay up-to-date on changes in financial service industry operations and industry best practices. Development and issuance of timely internal management reports and bank-wide communication on properly conducting business relative to the transaction risk exposure are ongoing measures. Methodologies to address areas of exposure from human error or fraud, incomplete information, and operational disruption seek to evaluate, mitigate, and identify cost-effective ways to reduce such risks. Analysis and recommendations focus on systems development and utilization, capital investment for technology and hardware, and overall physical premises improvements to ensure efficiency and effectiveness in handling new products and services, complex transactions, and development of new products and services to keep pace with the future.
Information Technology Risk
Information Technology (IT) governance is the responsibility of the Board of Directors. The core elements of IT governance encompass value, risk, and controls. Management has appointed the Chief Technology Officer the responsibility for overall management of Information Technology risk. IT risk focuses on information and information systems, especially the most critical and vital information assets. Without reliable and properly secured information systems, business operations could be severely disrupted. Likewise, the preservation and enhancement of the Corporation’s reputation is directly linked to the way in which both information and information systems are managed. Maintaining an adequate level of security is one of several important aspects of managing IT risk. The Chief Technology Officer, along with the IT Security Officer, report to the Board monthly on the status of the Information Security Program.
The Information Technology (IT) Steering Committee shall approve all significant projects throughout the Bank and additionally serves as an advisory group providing assistance and guidance to management regarding customer information security, information systems planning, systems management organization, systems performance, business continuity, information security, system related expenditures, vendor management, and related policies and procedures. The IT Steering Committee meets on a quarterly basis. Formal meeting minutes serve to document decisions and recommendations by the IT Steering Committee. Meeting minutes are reported to the Management Committee and the Board ERM Committee.
An annual Information Technology Audit, which is facilitated by the Internal Audit Department, the Chief Technology Officer and the Information Security Officer, is conducted by an out-sourced third-party expert. The objective of the IT audit is to evaluate the effectiveness and efficiency of operations, test the reliability of data and IT controls, and ensure compliance with applicable laws, regulations, guidance, and industry best practices. The audit scope addresses IT Governance, IT Management, IT Operations, and IT Security.
Testing of the internal network environment and external network perimeter are included in the Results of the IT Audit and are reviewed with the IT Steering Committee and Management. For any exceptions identified, a responsible party is assigned, and action plans are developed to address corrective measures. The final results of the IT Audit are reviewed with the Board Audit Committee. The status of unresolved audit issues along with their priority ratings is reported to both Management and the Board Audit Committee at each meeting.
Audit Committee
The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our internal audit function and independent auditors and risk assessment and risk management. The functions performed by the Audit Committee include the responsibilities to: annually review the audit committee charter and the committee’s performance; appoint, evaluate and determine the compensation of our independent auditors; review and approve the scope of the annual audit, the audit fee, the financial statements, significant accounting policy changes, material weaknesses identified by outside auditors or the internal audit function and risk management issues; prepare the audit committee report for inclusion in our proxy statement for our Annual Meeting; review disclosure controls and procedures, internal controls, internal audit function and corporate policies with respect to financial information; assist the board of directors in monitoring our compliance with applicable legal and regulatory requirements; oversee investigations into complaints concerning financial matters, if any; and review other risks that may have a significant impact on our financial statements.

All members of the Audit Committee satisfy the applicable independence, financial literacy and other requirements of NASDAQ for audit committees. In determining whether a director is independent for purposes of each of the above stated guidelines, the Board of Directors must affirmatively determine that the directors on the Audit Committee do not, among other things, accept any consulting, advisory, or other compensatory fee from the Corporation. Applying these standards, the Board of Directors has determined that all the directors on the Audit Committee are independent.
The Board of Directors has determined that Mr. Holland meets the requirements adopted by the Nasdaq Stock Market for qualification as an “audit committee financial expert.” Mr. Holland has past employment experience providing him with diverse and progressive financial management experience, as well as expertise in internal controls and U.S. accounting rules. An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.
The Audit Committee operates under a formal charter that governs its duties and conduct. The Audit Committee Charter is available on our website at www.meridianbanker.com.
Audit Committee Report to Board of Directors
The Audit Committee has discussed and reviewed the Corporation’s audited consolidated financial statements for 2022 with management and Crowe, LLP, the Corporation’s independent registered public accounting firm for the year ended December 31, 2022. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal control. Crowe LLP is responsible for expressing an opinion about whether the Corporation’s consolidated financial statements are presented fairly, in all material respects, in conformity with U.S. generally accepted accounting principles and obtaining an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Corporation’s internal control over financial reporting.
In discharging its responsibilities, the Audit Committee’s review of the Corporation’s consolidated financial statements for 2022 included discussion of the quality, not just the acceptability, of the accounting principles used, the reasonableness of significant judgments made, and the clarity, consistency and completeness of disclosures in such consolidated financial statements with management and Crowe LLP, as required by PCAOB Auditing Standard No. 1301, Communication with Audit Committees (as modified or supplemented) and the SEC.
The Audit Committee has considered the compatibility of non-audit services provided by Crowe LLP with the maintenance of the Corporation’s registered public accounting firm’s independence. Crowe LLP has provided written disclosures and a letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding its firm’s communications with the Audit Committee concerning independence. These disclosures have been reviewed by the Audit Committee and discussed with management and Crowe LLP.
The Committee discussed with the Corporation’s internal auditors and Crowe LLP the overall scope and plans for their respective audits, and met with both firms, with and without management present, to discuss the results of their examinations, their understanding of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting process.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.
Respectfully submitted,
THE AUDIT COMMITTEE
Robert T. Holland, Chairman
Anthony M. Imbesi
Christine M. Helmig

INFORMATION CONCERNING EXECUTIVE COMPENSATION
We are a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements. We have elected to comply with the scaled disclosure requirements applicable to our status.
Named Executive Officers who are not Directors
The following sets forth the names of the non-director named executive officers of the Corporation (“NEOs”), their respective ages, positions held, recent business experience with the Corporation, and the period they have served in their respective capacities.
Joseph L. Cafarchio (Age 65) — Mr. Cafarchio is the Executive Vice President and Chief Credit Officer of the Corporation. Mr. Cafarchio is responsible for all aspects of credit underwriting and administration. Prior to joining the Corporation, he spent four years at the Federal Reserve Bank of Philadelphia and has over 35 years’ experience in commercial lending in the Philadelphia area. He graduated cum laude from the University of Pennsylvania in 1983 with a Bachelor of Business Administration. He is a former board member of the West Chester Area YMCA, the East Side Little League and was Charter President of the Exton Exchange Club. Mr. Cafarchio also plays the saxophone in several local bands and volunteers for various charities and music fundraisers. He currently serves as a board member of The Fischer-Shain Center for Financial Services at Temple University’s Fox School of Business.
Charles D. Kochka (Age 66) — Mr. Kochka is the Executive Vice President and Chief Lending Officer of the Corporation. Mr. Kochka is responsible for all commercial and consumer lending in the Corporation. Mr. Kochka started at Meridian Corporation in 2010 and has more than 40 years’ experience in commercial lending in the Delaware Valley. He graduated from Bucknell University in 1978 with a Bachelor of Arts degree in Economics. He currently volunteers for Seedcopa, where he sits on the Executive Committee and Loan Review Committee, for the United Way of Chester County, where he is a Director and past Board Chair and for the Arts and Business Council of Philadelphia, where he is a Board member. He is also a former Board Chair of the West Chester YMCA.
Performance Highlights
Changes in Financial Condition
•
Total assets increased $348.8 million, or 20.4%, to $2.1 billion as of December 31, 2022.

•
Portfolio loans, excluding PPP loans, increased $435.4 million, or 33.6%, to $1.73 billion as of December 31, 2022,

Results of Operations
•
Return on average assets           1.18%

•
Return on average equity         13.87%

2022 Performance Outcomes
Aligned with the Corporation’s strategic goals, Compensation Committee assigned corporate performance targets for 2022 for asset growth greater than 15% and return on equity greater than 12%. Accordingly, based on the above performance highlights and described in more detail below, discretionary and corporate performance-based incentives were paid to the NEOs for 2022.
2022 Key Compensation Decisions and Actions
The following is a summary of key actions taken by the Compensation Committee on executive compensation for 2022:
•
2022 base salary increased 5.5% for the CEO and between 0% and 12% for all other NEOs.

•
Discretionary short-term incentive awards for 2022 performance were 116% of base salary for the CEO and ranged from 8% to 100% for the other NEOs.

•
Equity awards to the CEO had grant date fair value of 45% of his 2022 base salary and ranged from 23% to 33% of base salary for the other NEOs.

General Information about Compensation and Our Basic Compensation Philosophy
The Corporation’s compensation philosophy is to provide competitive and reasonable compensation to directors and executive officers that compares favorably to other financial institutions of our size in the marketplace. Management and the Board believe that the overall performance of the Corporation is intrinsically tied to hiring and maintaining experienced talent in its workforce. To support this philosophy, the Corporation maintains competitive compensation packages that consist of salary, cash incentives, long-term stock awards, retirement and other benefits. Potential compensation is aligned with the competitive market and actual cash compensation is designed to vary dependent on performance. We utilize a balance of fixed and variable pay components and cash and equity to determine our pay. Our compensation program is designed to support our business strategies, align pay with our performance and reinforce sound compensation governance. The table below gives an overview of the compensation components used in our program and matches each with one or more of the objectives described above.
Compensation Component	Description of Component
Base Salary	Provides a competitive level of fixed income based on role, experience and individual performance.
Annual Incentive Plan	Motivates and rewards executives for performance on key financial, operational and individual objectives in support of our annual business plan and broader corporate strategies. Rewards vary based on performance.
Equity Awards	Aligns executives’ interests with those of shareholders through equity-based compensation. Rewards executives for long-term shareholder value creation. Encourages retention through multiple year vesting.
Other Benefits	Provides a base level of competitive compensation for executive talent.
Retirement Benefits	The Supplemental Executive Retirement Plan (the “SERP”) provides long term compensation for our NEOs while its vesting provisions help ensure that the Company will continue to receive the benefit of their service.
Severance/Change in Control Agreements	Focuses executives on company performance and transactions that are in the best interests of shareholders, regardless of the impact such transactions may have on the executive’s employment
Employments contracts	Provides employment security to key executives.
The Role of Our Compensation Committee
The Compensation Committee meets periodically during the course of the year. The Committee establishes and reviews compensation and benefit programs for the named executive officers (NEOs). The Committee strives to use programs that attract, retain, and compensate the NEOs for short and long-term profitability and growth. The Committee reviews the annual compensation and the compensation programs.
Compensation Components and How They Are Set
The key components of our compensation program are base salary, discretionary incentive awards and long-term incentives. In addition to those key components, we also provide additional components of compensation. The nature of each of these benefits and our goals and reasons in granting them are discussed further below.

In determining our NEOs compensation levels with respect to all of these components, the Committee uses its judgment and considers qualitative and quantitative factors. In setting levels of each component, the Committee considers factors such as: relevant industry compensation practices; the importance of the executive’s position to the Corporation compared to other executive positions; and the competitiveness of the compensation the Corporation pays the executive in comparison to other financial institutions in its peer group.
Key Compensation Components
Base Salary
The Corporation establishes base salaries for executive officers according to the scope of their responsibilities. It also considers compensation paid by its competitors for similar positions. For the named executive officers, the Committee considers the executive’s performance, the executive’s experience, and the Corporation’s financial performance. The Committee also considers the economic conditions and other external events affecting operations and compares compensation practices with those of the Corporation’s competitors.
The Committee determined that an increase in the base salary for each of the Named Executive Officers was appropriate based on a review of market data, performance assessments and in consideration of the Company’s continued growth, strong performance, and improved credit quality. The table below summarizes the salaries effective as of December 31, 2022.
Executive	2021 Base Salary	2022 Base Salary	% Increase
Christopher J. Annas	$489,000	$516,000	5.5%
Denise Lindsay	$267,800	$300,000	12.0%
Joseph L. Cafarchio	$245,900	$245,900	—%
Charles Kochka	$233,500	$240,500	3.0%
Annual Cash Incentive
An important element of our compensation program is our bonus plan. Cash incentives for the CEO and CFO are based on attaining pre-established corporate goals (weighted at 40% of the total award) as well as discretionary awards based on Committee review of individual performance or subjective goals (weighted at 60% of the total award). Each participant has a total target incentive opportunity expressed as a percentage of base salary. In 2022, Mr. Kochka and Mr. Cafarchio participated solely in the discretionary award program. The 2022 incentive targets are summarized below:
Executive	Target Aggregate Incentive Opportunity
Christopher J. Annas	75%
Denise Lindsay	65%
Discretionary Incentive Awards
The Corporation provides discretionary bonuses to our executives and other employees to support and promote the pursuit of our organizational objectives and financial goals. The bonus amounts vary year-to-year based on the level and role, the contribution of the executive during the year as well as both individual and Corporate performance. Awards are based on attaining pre-established corporate goals and Committee review of individual performance based on subjective goals.
The Committee establishes performance measures on an annual basis for the portion of the awards based on corporate goals that are tied specifically to the Corporation’s financial performance. The Committee utilized the Corporation’s asset growth and return on average equity measures. Each measure was assigned a 20% weight.

At the end of the year, the Committee determined a payout based on an assessment of the Corporation’s performance under the quantitative financial measure set forth above (determined formulaically) as well as an assessment of each executive’s performance and contribution toward strategic goals. The corporate results were as follows:
Performance Measure	2022 Performance	Performance Payout vs Target
Asset growth at December 31, 2022 compared to 2021	>15%	100%
Return on average equity, year ended December 31, 2022	>12%	100%
In determining the performance on the individual portion of the annual incentive, the Committee considered its assessment of the Chief Executive Officer’s performance and the Chief Executive Officer’s evaluation of the NEO’s performance. In light of strong performance on operational, strategic, financial shareholder metrics, and in consideration of the significant individual and collective achievements of the executive team during 2022, the Committee approved individual payouts based upon factors such as regulatory compliance, board interaction, strategic goals, and leadership.
Executive	Target Incentive Earned	Discretionary Award	2022 Actual Annual Incentive Award	2022 Actual as % of Salary
Christopher J. Annas	$387,000	$213,000	$600,000	116%
Denise Lindsay	$195,000	$105,000	$300,000	100%
Joseph L. Cafarchio	$—	$20,000	$20,000	8%
Charles Kochka	$—	$40,000	$40,000	17%
Long-Term Incentive Program
The final major component of the executive compensation program is long-term incentive compensation such as stock options, restricted stock awards and retirement plans. We believe that a significant portion of executive compensation should be based on value created for our shareholders. We expect that long-term incentives will offer executives the possibility of future value depending on the long-term price appreciation of our common stock and the executives’ continuing service with us. We believe that long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards.
Equity Incentive Plan
The Corporation maintains the 2016 Equity Incentive Plan (the “2016 Plan”) that is administered by the Compensation Committee. Under the 2016 Plan, the Committee may grant incentive stock options, nonqualified stock options, restricted stock and restricted stock units. Within the limits of the 2016 Plan, the Committee has the authority to determine the employees or non-employee directors to whom equity awards are granted; the time or times at which an award is granted; and the amount and form of any such award grant. In making their determinations, the Committee may take into account the nature of the services rendered by the employee or non-employee director, their present and potential contributions to the Corporation’s success and other factors that the Committee deems relevant.
Equity-Based Awards
Equity awards were granted based on the Committee’s assessment of business environment, affordability, and corporate and individual performance. The Committee believes that equity grants, subject to multi-year vesting requirements, are an important component of the total compensation mix and an important retention tool for senior management. Once granted, options vests ratably over a three-year period.

Below is a summary of the grants awarded in 2022:
	Stock Options
Executive	# Shares	Grant Value ($)
Christopher J. Annas	40,000	$232,580
Denise Lindsay	18,000	$95,499
Joseph L. Cafarchio	10,000	$53,055
Charles D. Kochka	10,000	$53,055
Supplemental Executive Retirement Plan
The Corporation also maintains a Supplemental Executive Retirement Plan (the “SERP”) for its senior officers, including the named executive officers. The SERP is a nonqualified deferred compensation arrangement, which is intended to provide additional benefits and deferral opportunities to participants. Eligible employees may defer portions of their compensation with the maximum amount up to 25% of the participant’s salary and 100% of the participant’s bonus or performance-based cash compensation. In addition, the SERP also permits the Corporation to make annual supplemental contributions or discretionary contributions to all or some of the eligible participants. The employee can elect to assign the contributions to a fixed income account or to an account indexed to the stock (MRBK) price. Once the election is made, it is not reversible and amounts will remain in the account until disposition. On an annual basis, management determines the crediting rate for amounts contributed to the fixed income account.
Retirement Plan — 401(K)
The Corporation maintains a tax-qualified 401(k) Plan. All employees are eligible to participate after they have attained the age of 21 and have also completed three consecutive months of employment with the Corporation. The employees may contribute up to the maximum percentage of their compensation allowable by law to the Plan. The Corporation may make a discretionary matching contribution. An employee is immediately fully vested in his or her own contributions. Vesting of employer discretionary matching contributions occurs in equal amounts each year over a six-year period.
Employee Stock Ownership Plan (ESOP)
The Corporation maintains an Employee Stock Ownership Plan. All employees are eligible to participate after they have attained the age of 21 and have also completed three consecutive months of employment with the Corporation. Participants are neither permitted nor required to make contributions to the Plan. The Corporation matches contributions to the Plan to participants who participate in the Meridian 401(k) Plan and are eligible to receive a matching contribution. Additional cash or shares of Bank common stock may also be contributed to all eligible employees in such amount as may be determined by the Board of Directors in its discretion. Contributions are 100% vested after three years of service. There is no partial vesting.
Perquisites and Other Benefits
All eligible full time employees of the Corporation are covered as a group by basic hospitalization, major medical, dental, long-term disability, term life and a prescription drug plan. The Corporation pays the total cost of long-term disability and term life insurance. For major medical, dental, and the prescription drug plan, cost sharing and a co-payment are required.
Consistent with the Corporation’s compensation objectives, certain named executive officers are provided perquisites and other benefits that management believes are reasonable and consistent with Meridian’s overall compensation program and which keep the Corporation competitive in the marketplace. The Corporation periodically reviews the level of perquisites and other benefits provided to the named executive officers for suitability with the program objectives.

Severance Benefits
It is Meridian’s philosophy that severance protections, particularly in the context of the uncertainty surrounding any potential change in control transaction, play a valuable role in attracting and retaining quality executive officers. Each of our named executive officers is entitled to severance protections under the executive’s employment agreement or a change in control agreement.
As described in more detail below in the Potential Payments Upon Termination or Change in Control section, each of the named executive officers would be entitled to severance benefits only in the event of a termination of employment by us without cause or by the executive for good reason (although limited disability benefits are also provided). We do not believe that the named executive officers should be entitled to receive their cash severance benefits merely because a change in control transaction occurs, and a change in control does not, in and of itself, entitle any named executive officer to receive severance benefits (i.e., these severance benefits are “double-trigger” benefits).
Claw-Back Policy
The Corporation maintains a Policy on Recoupment of Compensation that was adopted January 1, 2023. Under the policy, the Corporation will require reimbursement of any incentive payment or long-term equity award to an executive officer where:
•
The payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Corporation financial statements filed with the SEC;

•
The Corporation determines a materially inaccurate financial statement, performance goal or metric was a contributing or partially contributing factor in its determination to make an award to an executive; and

•
A lower payment would have been made to the executive based upon the restated financial results.

In such instances, the Corporation will be entitled to seek to recover from the individual executive the amount by which the individual executive’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement. Based on our Committee review of and the discussions with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Submitted by the Compensation Committee of the Board:
Anthony M. Imbesi (Chair)
Robert T. Holland
Edward J. Hollin
George C. Collier
Pay vs. Performance
The Corporation believes that executive compensation should be structured in a way that aligns with long-term shareholder value. The following table illustrates compensation actually paid for our Principal Executive Officer and other NEOs as a group and how that correlates with the Corporations’s listed performance measures:
Year	Summary Compensation Table Total For PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs (S)(2)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return ($)	Net Income (In Millions $)	Return on Average Equity
2022	$1,300,325	$1,304,148	$437,882	$413,505	$87	$21.8	13.87%
2021	$2,186,398	$2,167,986	$558,896	$556,403	$190	$35.6	23.74%

(1)
The Corporation’s Principal Executive Officer (“PEO”) is Christopher J. Annas.

(2)
The Corporation’s current Non-PEO NEOs consist of Denise Lindsay, Joseph L. Cafarchio and Charles D. Kochka.

Below is a summary of the adjustments used to determine compensation “actually paid” for the Corporation’s PEO and Non-PEO NEOs:
	2022		2021
	Non-PEO		Non-PEO
	PEO ($)	NEO’s ($)	PEO ($)	NEO’s ($)
Summary Compensation Table Total	$1,300,325	$437,882	$2,186,398	$558,896
Adjustments:
Less: Grant date value of equity awards	(284,126)	(91,183)	(192,255)	(71,135)
Year-end fair value of current year awards, unvested	223,350	48,132	130,905	52,768
Fair value of awards granted and vested in current year	58,145	16,801	45,465	16,742
Year-over-year change in fair value of awards granted prior to year that were unvested at year-end	11,805	4,649	(911)	(342)
Year-over-year change in fair value of awards granted prior to year that vested during the current year	(5,351)	(2,776)	(1,616)	(526)
Compensation Actually Paid	$1,304,148	$413,505	$2,167,986	$556,403

SUMMARY COMPENSATION TABLE
The following table sets forth the compensation that the Corporation paid the named executive officers for the fiscal year ended December 31, 2022.
Name and Principal Position	Year	Salary	Bonus ($)	Option Awards(6)	All Other Compensation	Total
Christopher Annas – Chairman, President and CEO	2022	$516,000	$400,000(1)	$232,580	$151,745	$1,300,325
	2021	$489,000	$1,350,000(2)	$191,340	$156,058	$2,186,398
Denise Lindsay – Chief Financial Officer and EVP	2022	$300,000	$250,000(3)	$95,499	$57,738	$703,237
	2021	$267,800	$375,000(3)	$86,103	$65,036	$793,939
Joseph Cafarchio – Chief Credit Officer and EVP	2022	$124,800	$20,000(4)	$53,055	$42,812	$240,667
	2021	$245,900	$80,000(4)	$57,402	$52,655	$435,957
Charlie Kochka – Chief Lending Officer and EVP	2022	$240,500	$25,000(5)	$53,055	$51,188	$369,743
	2021	$233,500	$100,000(5)	$57,402	$55,889	$446,791

(1)
Mr. Annas earned a bonus of $600,000 for 2022, of which $200,000 was received in cash in 2023.

(2)
Mr. Annas earned a bonus of $950,000 for 2021, which was all received in 2021, in addition to $400,000 of the bonus earned for 2020.

(3)
Ms. Lindsay earned a bonus of $300,000 for 2022, of which $200,000 was paid in cash in 2023. Ms. Lindsay earned a bonus of $325,000 for 2021, of which $150,000 was received in cash in 2022, and $175,000 was received in cash in 2021.

(4)
Mr. Cafarchio received partial salary for 2022 due to absence related to illness. Mr. Cafarchio earned and received a cash bonus of $20,000 for 2022, and $80,000 for 2021.

(5)
Mr. Kochka earned a bonus of $40,000 for 2022, of which $15,000 was paid in cash in 2023. Mr. Kochka earned and received a cash bonus of $30,000 for 2021.

(6)
We calculated these amounts using the provisions of ASC Topic 718. Amounts represent the aggregate grant date fair value of the applicable awards in the respective years noted above. See the “Stock-Based Compensation” Note to our consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended December 31, 2022, for the assumptions made in calculating these amounts.

The Corporation’s executive compensation program includes compensation and benefit components typical of programs among comparable banking and financial services companies in our local and regional marketplace.
The following table sets forth for each of the Corporation’s named executive officers information relating to payments that the Corporation made that are reflected in the All Other Compensation column in the table above.

ALL OTHER COMPENSATION TABLE
Name	Year	Perquisites & Other Personal Benefits(1) ($)	Insurance Premiums ($)	Company 401(k)/ESOP/ SERP Contributions ($)	Total ($)
Christopher Annas	2022	$29,565	$12,746	$109,434	$151,745
	2021	$38,401	$11,559	$106,098	$156,058
Denise Lindsay	2022	$3,600	$15,154	$38,984	$57,738
	2021	$3,600	$17,401	$44,035	$65,036
Joseph Cafarchio	2022	$—	$12,181	$30,631	$42,812
	2021	$—	$17,996	$35,300	$53,296
Charles Kochka	2022	$—	$16,998	$34,190	$51,188
	2021	$346	$16,966	$38,577	$55,889

(1)
Includes country club benefits for Christopher Annas of $20,565 and $17,558 for 2022 and 2021 respectively.

The following table sets forth information on outstanding options and stock awards held by the NEOs at December 31, 2022, including the number of shares underlying each stock option as well as the exercise price and the expiration date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
Name	Number of Securities Underlying Unexercised Options Exercisable(2) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1)(2) (#)		Option Exercise Price(2) ($)	Option Expiration Date
Chris Annas	15,750	—		$7.15	9/30/2025
	42,000	—		$7.62	6/15/2026
	20,000	—		$9.50	7/27/2027
	30,000	—		$8.90	5/24/2028
	30,000	—		$8.51	6/3/2029
	22,500	7,500	(a)	$9.00	11/4/2030
	20,000	20,000	(b)	$13.18	2/25/2031
	10,000	30,000	(d)	$17.76	2/28/2032
Denise Lindsay	10,000	—		$9.50	7/27/2027
	15,000	—		$8.90	5/24/2028
	15,000	—		$8.51	6/3/2029
	11,250	3,750	(a)	$9.00	11/4/2030
	9,000	9,000	(c)	$13.88	5/21/2031
	4,500	13,500	(e)	$15.93	8/22/2032
Joseph Cafarchio	4,200	—		$7.62	3/4/2026
	4,000	—		$9.50	5/8/2027
	10,000	—		$8.90	5/24/2028
	10,000	—		$8.51	6/3/2029
	7,500	2,500	(a)	$9.00	11/4/2030
	6,000	6,000	(c)	$13.88	5/21/2031
	2,500	7,500	(e)	$15.93	8/22/2032
Charles Kochka	1,500	—		$8.51	6/3/2029
	7,500	2,500	(a)	$9.00	11/4/2030
	6,000	6,000	(c)	$13.88	5/21/2031
	2,500	7,500	(e)	$15.93	8/22/2032

(1)
The stock options reported in the column titled “Number of Securities Underlying Unexercised Options Unexercisable” vest and become exercisable on: (a) 11/4/23; (b) 2/25/24; (c) 5/21/24; (d) 2/28/25; and (e) 8/22/25

(2)
All share and per share amounts have been adjusted to reflect the two-for-one stock split

EXECUTIVE INCENTIVE, EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
The Corporation has entered into a written employment agreement with Mr. Annas. The term of Mr. Annas’ employment agreement is for a three (3) year period ending on March 28, 2022. The initial term shall be extended automatically for one (1) additional day so that a constant three (3) year period shall remain in effect until such time as either Mr. Annas or the Corporation notifies the other in writing of their intent not to renew the agreement. At that time, the term shall end on the third (3rd) anniversary of the receipt of the written notice. The employment agreement provides that Mr. Annas will be paid an annual base salary of $425,000 which may be reviewed and increased by the compensation committee. In addition, the employment agreement provides that Mr. Annas is also eligible to receive performance (cash) bonuses and equity awards and will participate in the benefit programs that are provided to our employees and other executives as well as the Supplemental Executive Retirement Plan (discussed above).
Mr. Annas may terminate his employment at any time upon 90 days’ written notice to the Corporation. The Corporation may terminate Mr. Annas’ employment for Cause, as defined, at any time. If Mr. Annas terminates for Good Reason (for example, a material diminution in his responsibilities or a reduction in his base salary, or a requirement to relocate his office outside the five (5) county area of Bucks, Montgomery, Chester, Delaware or Philadelphia) or is terminated by the Corporation without Cause, or change in control, he is entitled to receive a lump sum equal to 300% of his base salary and performance bonus opportunity in effect as well as the replacement cost of any other benefits, including but not limited to medical, disability and life insurance. In the event of a change in control, payments to Mr. Annas would include a gross-up to cover the excise tax under Code Section 280G, if applicable. Under the employment agreement, Mr. Annas is subject to noncompetition and non-solicitation provisions that apply during the term of the employment agreement and for a period of one year following termination of employment.
The Corporation has entered into a written employment agreement with Ms. Lindsay. The term of Ms. Lindsay’s employment agreement is for a two (2) year period ending on May 30, 2020. At the end of that term, the agreement automatically renews for successive two-year periods unless either Ms. Lindsay or the Corporation notifies the other of their intent not to renew the agreement. The employment agreement provides that Ms. Lindsay will be paid an annual salary of $225,000 with any increase constituting an amendment to her employment agreement. In addition, the employment agreement provides that Ms. Lindsay is also eligible to receive performance (cash) bonuses and equity awards and will participate in the benefit programs that are provided to our employees and other executives as well as the Supplemental Executive Retirement Plan (discussed above).
Ms. Lindsay may terminate her employment at any time upon 90 days’ written notice to the Corporation. The Corporation may terminate Ms. Lindsay’s employment for Cause, as defined, at any time. If Ms. Lindsay terminates for Good Reason or is terminated by the Corporation without Cause, or change in control, she is entitled to receive a lump sum equal to 200% of her base salary and performance bonus opportunity in effect as well as the replacement cost of any other benefits, including but not limited to medical, disability and life insurance. Under the employment agreement, Ms. Lindsay is subject to noncompetition and non-solicitation provisions that apply during the term of the employment agreement and for a period of up to one year following termination of employment.
On July 23, 2018, Meridian Bank (the “Bank”) entered into change of control and non-competition agreements (each, a “CIC Agreement”) with each of Joseph Cafarchio, the Corporation’s Chief Credit Officer and EVP, and Charlie Kochka, the Corporation’s Chief Lending Officer and EVP. Both CIC Agreements provide that, if such executive’s employment with the Bank or its successor is terminated (i) by the Bank or its successor without cause (as defined in the CIC Agreement),excluding terminations due to such executive’s death or disability (as defined under the Bank’s long-term disability plan covering employees (or, if no such plan is in place, then as determined by a physician agreement to both the Bank and such executive or, if applicable, such executive’s legally authorized representative), (ii) by the Bank or its successor as a condition to the consummation of (or entry into, provided the transaction is consummated) the change in control (as defined in the CIC Agreement) transaction, or (iii) by such executive for “good reason” (as defined below) during the twenty-four (24) month period following the date that the change in control occurs, such executive shall be entitled to receive a lump sum equal to 100% of their base salary and performance bonus opportunity in effect as well as the replacement cost of any other benefits, including but not limited to medical, disability and life insurance. Under the CIC Agreement, each is subject to noncompetition and non-solicitation provisions for a period of up to one year following termination of employment.

PROPOSAL 2
NON-BINDING SAY-ON-PAY PROPOSAL TO APPROVE THE COMPENSATION OF THE
NAMED EXECUTIVE OFFICERS
Pursuant to the Dodd-Frank Act, Meridian is providing its shareholders with the opportunity to vote on an advisory (non-binding) proposal at the Annual Meeting to approve the compensation of Meridian’s NEOs for 2022 as described in the Compensation Discussion and Analysis and the tabular disclosures of the NEOs’ compensation in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse Meridian’s executive pay program. Because the shareholder vote is not binding, the outcome of this year’s vote, or any future vote, may not be construed as overruling any decision by Meridian’s Board or the Board Compensation Committee regarding executive compensation. Meridian is providing shareholders with this opportunity pursuant to Section 14A of the Securities Exchange Act.
As further described in the Compensation Discussion and Analysis section of this Proxy Statement, starting on Page 20, Meridian’s executive compensation philosophy and program are intended to achieve three objectives: (i) align the interests of the NEOs with shareholder interests; (ii) link the NEOs’ pay to performance and (iii) attract, motivate and retain executive talent. Meridian’s executive compensation program currently includes a mix of base salary, incentive bonus, and equity-based plans. Meridian believes that its compensation program, policies and procedures are reasonable and appropriate and compare favorably with the compensation programs, policies and procedures of its peers.
The Board recommends that shareholders, in a non-binding proposal, vote “FOR” the following proposal:
“RESOLVED, that the compensation paid to Meridian’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the disclosure rules of the SEC, including the Compensation Discussion and Analysis and the Compensation Tables contained in this Proxy Statement, is hereby APPROVED.”
Vote Required
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL 3
NON-BINDING PROPOSAL TO APPROVE THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
Section 951 of the Dodd-Frank Act also adopted new Section 14A(a)(2) of the Securities Exchange Act of 1934, which requires that companies subject to the federal proxy rules, like Meridian, are required to provide shareholders an advisory vote on the frequency with which the shareholders will be asked to approve the Meridian’s executive compensation programs. Proposal Three, commonly known as a “Say-on-Frequency” proposal, gives the shareholder the opportunity to express an opinion about how often the shareholders should vote concerning the Meridian’s executive compensation programs. Section 14A(a)(2) provides that shareholders are to be given the option of voting on the executive compensation programs every year, every other year, or every third year. Votes cast on the advisory proposal will be considered by the Compensation Committee and the Board of Directors.
The Compensation Committee and the Board of Directors believe that the executive compensation programs of the Meridian are relatively straightforward and believe that having the shareholders express their opinion through an advisory vote every three years is sufficient to provide them with guidance on the executive compensation programs. The Board of Directors and Committee will evaluate the results of this year’s advisory vote to determine whether changes are necessary regarding the frequency with which shareholder will be asked to consider the executive compensation program. At any point that Meridian determines to adopt additional and unusual executive compensation plans or programs, the Compensation Committee and the Board of Directors will evaluate whether to adjust the frequency of the “Say-on-Pay” advisory vote.
Under Proposal Three, the frequency choice receiving the highest number of votes will be deemed the choice of the shareholders at the Annual meeting.
Vote Required
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF REVIEWING THE CORPORATION’S EXECUTIVE COMPENSATION PROGRAMS, POLICIES AND PROCEDURES EVERY THREE YEARS.

PROPOSAL 4
APPROVAL OF AN AMENDMENT TO THE CORPORATION’S 2016 EQUITY INCENTIVE PLAN
Introduction
In this proposal, we are requesting that shareholders approve an amendment (the “Amendment”) to Meridian’s 2016 Equity Incentive Plan (the “2016 Plan”, and together with the Amendment, the “Amended 2016 Plan”). As a result of Meridian’s continued growth and its ongoing need to attract, motivate and retain highly qualified employees, the Board of Directors believes that it is desirable and in Meridian’s best interests to amend the 2016 Plan, as described in the Amendment. The Amendment, if approved, would increase the number of shares of our common stock available for awards under the 2016 Plan by 300,000 from 1,373,800 (the number of shares available for awards under the original 2016 Plan) to 1,673,800. The 2016 Plan was originally approved by shareholders at our 2016 Annual Meeting, and amended in 2018 due to substantial growth subsequent to our initial public offering.
On April 28, 2016, the Board of Directors of the Bank adopted the Plan subject to shareholder approval, which was obtained on June 23, 2016. The Plan is intended to provide selected Meridian employees and non-employee directors of the Corporation and its subsidiaries with an opportunity to acquire common stock of the Corporation. The Plan is designed to help Meridian attract, retain and motivate employees and non-employee directors to make substantial contributions to the success of the Corporation’s business and the businesses of its subsidiaries. Awards will be granted under the Plan based on, among other things, the individual’s level of responsibility and performance.
On March 23, 2023, the Board, based on the recommendation of the Compensation Committee, unanimously adopted the Amendment and directed that the Amendment be submitted for shareholder approval at the 2023 Annual Meeting. If shareholders approve the Amendment, the Amendment will go into effect immediately and the terms of the original 2016 Plan, other than the number of shares authorized for awards, will continue in full force and effect. The full text of the 2016 Plan is included in Appendix A to this Proxy Statement and the full text of the Amendment is included in Appendix B to this Proxy Statement. As of March 23, 2023, the date the Board approved the Amendment (subject to shareholder approval), the number of shares that were available for awards under the 2016 Plan was 239,540.
If the Amendment is approved, the aggregate number of shares available for awards under the Amended 2016 Plan will be 539,540. On March 31, 2023 the closing price of our voting comm stock on the NASDAQ Stock Market was $12.60.
There are no shares available for future awards under any other equity-based compensation plan that the Corporation had adopted previously. If the Amendment to increase the number of shares available for awards by 300,000 is not approved, it will be difficult for the Board and the Compensation Committee to include equity-based compensation as part of the compensation packages made available to participants at levels the Board and the Compensation Committee believe is necessary to attract and retain highly-qualified employees. If that were to occur, the Board and the Compensation Committee would consider non-equity-based alternatives for compensating participants while maintaining, to the greatest extent possible, the objectives of the Corporation’s compensation programs.
Description of the Plan
The following description of the Plan, including one material change to be made to the Plan upon shareholder approval of the Amendment, is a summary of its terms and is qualified in its entirety by reference to the 2016 Plan, a copy of which is attached as Exhibit “A”.
Administration
The Plan is administered by the Compensation Committee (the “Committee”), composed of two or more non-employee members of the Board of Directors of the Corporation (the “Board”). Subject to the provisions of Article 3 of the Plan and any applicable law, the Committee may, in its sole discretion, delegate any or all of its powers and duties under the Plan, including the power to make Awards under the Plan, to the Chief Executive Officer of the Corporation, subject to such limitations on such delegated powers and duties as the Committee may impose, if any; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan made by the Committee. Notwithstanding the foregoing, the Chief Executive Officer may not make Awards to, or take any action with respect to any Award previously granted, to himself or a person who is an Employee or Non-Employee Director subject to the provisions of Rule 16b-3 of the Exchange Act.
Stock Options for Employees
Within the limits of the Plan, the Committee has the authority to determine the employees to whom stock options shall be granted; the time or times at which stock options shall be granted; the amount and form of any stock options, including whether any stock option is structured to be an incentive stock option (“ISO”); any options granted which fail to satisfy the requirements for ISOs shall become nonqualified stock options.
In making their determinations, the Committee may take into account the nature of the services rendered by the employees or non-employee director, their present and potential contributions to the Meridian’s success and other factors that the Committee deems relevant.
Conditions of Stock Options
The option price for each stock option shall be the fair market value of the Corporation’s common stock at the time of the grant. The purchase price for shares of common stock purchased pursuant to the exercise of an option must be paid in full upon exercise of the option. Payment may be made in cash or, at the discretion of the Committee, by delivering shares of common stock equal in fair market value to the purchase price of the shares, or a combination of cash and common stock.
Options shall become vested and exercisable at the times, at the rate and subject to such limitations as may be set forth in an option agreement executed in connection therewith; provided, however, that the optionee has completed one year of continuous service (as defined in the Plan) with the Corporation or a subsidiary immediately following the date of the grant of the option or the occurrence of such other event set forth in the Plan or the award agreement.
No stock option shall be exercisable after ten years from the date it is granted. Stock options are non-transferable except by will or by the laws of descent and distribution.
Restricted Stock and Restricted Stock Units
The Committee may award restricted common stock and restricted stock units. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions and/or performance criteria are not satisfied. A stock unit is an award that is valued by reference to a share (or multiple or partial shares), which value may be paid to the participant in shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate. The Committee will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units.
Awards of restricted stock and restricted stock units shall become vested and exercisable at the times, at the rate and subject to such limitations as may be set forth in an award agreement executed in connection therewith; provided, however, that the participant has completed at least one year of continuous service (as defined in the Plan) with the Corporation or a subsidiary immediately following the date of the grant of the award or the occurrence of such other event set forth in the Plan or the award agreement.
Number of Shares Covered by the Plan
The number of shares of the Corporation’s common shares for which equity awards may be granted under the Plan will increase by 300,000 if Proposal 4 is approved by shareholders. This Plan amendment raises the number of such shares from 1,373,800 to 1,673,800. Currently, 239,540 shares remained available for the issuance of equity awards under the Plan. All of the shares reserved under the Plan can be granted in the form of options. The purpose of Proposal 4 is to assure that ample shares will continue to be authorized for future issuance under the Plan.
Termination and Amendment of the Plan
The Committee, without further action on the part of the shareholders of the Corporation, may from time to time alter, amend or suspend the Plan, or may at any time terminate the Plan, except that it may not, without the approval of the shareholders of the Corporation, materially increase the total number of shares of common stock available for grant under the Plan; materially modify the class of eligible or non-employee director who is subject to the restrictions of Section 16 of the Securities Exchange Act of 1934; or effect a change relating to an ISO granted which is inconsistent with Section 422 of the Code.
No action taken by the Committee either with or without the approval of the shareholders of the Corporation, may materially and adversely affect any outstanding stock option without the consent of the optionee.
Application of Funds
The proceeds received by the Corporation from the sale of common stock pursuant to stock options will be used for general corporate purposes.
New Plan Benefits
Because awards under the Plan are discretionary, benefits or amounts that will hereinafter be received by or allocated to our chief executive officer, the named executive officers, all current executive officers as a group, the non-employee directors as a group, and all employees who are not executive officers, are not presently determinable. We have not made any awards under the Plan that are contingent upon obtaining shareholder approval of the Plan.
Federal Income Tax Consequences
Under current provisions of the Internal Revenue Code, the federal income tax treatment of ISOs and nonqualified stock options is different. Options which qualify as ISOs are entitled to special tax treatment if shares purchased pursuant to the exercise of such an option are not disposed of by the optionee within two years from the date of granting of the ISO, and within one year after the issue of the shares to the optionee upon exercise of the ISO. If this condition is satisfied, neither the grant nor the exercise of the ISO will result in taxable income to the recipient or in a deduction to the Corporation.
The grant of nonqualified stock options will not result in taxable income to the optionee or in a deduction by the Corporation. However, upon exercise of a nonqualified stock option, the optionee will realize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the purchase price, and the Corporation will be entitled to a deduction equal to the amount the employee or non-employee director is required to treat as ordinary income.
The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under federal income tax laws.
Equity Compensation Plan Information
The following table sets forth information as of December 31, 2022, regarding all of our existing compensation plans pursuant to which equity securities are authorized for issuance to employees and non-employee directors.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	1,053,688	$11.67	239,540
Equity compensation plans not approved by shareholders	None	N/A	None
Total
Vote Required
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE CORPORATION’S 2016 EQUITY INCENTIVE PLAN.

PROPOSAL 5
PROPOSAL TO RATIFY THE APPOINTMENT OF CROWE LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023
A proposal will be presented at the Annual Meeting to ratify the appointment by the Board of Directors of Crowe LLP as the Corporation’s independent registered public accounting firm for the 2023 fiscal year. Crowe LLP served as the Corporation’s independent registered public accounting firm in 2022 and 2021.
The Corporation’s Audit Committee has adopted a policy requiring that, before the Corporation’s independent registered public accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Corporation’s Audit Committee.
In the event the selection of Crowe LLP is not ratified by the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, the appointment of the Corporation’s independent registered public accounting firm will be reconsidered by the Audit Committee and the Board.
Representatives of Crowe LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions presented at the meeting.
The following table sets forth Crowe LLP audit and KPMG LLP tax engagement fees for the fiscal years ended December 31, 2022 and 2021, respectively:
	2022	2021
Audit fees(1) – Crowe LLP	$412,500	$395,000
Audit-Related fees – Crowe LLP	28,600	26,000
Total audit and audit-related fees	$441,100	$421,000
Tax fees – KPMG(2)	85,000	76,500
Total fees	$526,100	$497,500

(1)
Includes fees billed for the preparation of state and federal tax returns and assistance with calculating estimated tax payments.

Vote Required
Unless authority to vote for the ratification of the appointment of the Corporation’s independent registered public accounting firm is withheld, it is intended that the shares represented by the enclosed Proxy will be voted “FOR” the ratification of the appointment of the independent registered public accounting firm.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE, LLP

OTHER MATTERS
At the date of this proxy statement, the Board of Directors knows of no other business that will be conducted at the 2022 Annual Meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment. If there are not sufficient votes for approval of any of the matters to be acted upon at the Annual Meeting, the Annual Meeting may be adjourned to permit the further solicitation of proxies.
Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked upon request.
MISCELLANEOUS
A copy of our 2022 audited consolidated financial statements is included in our Form 10-K and which has been filed with the SEC. These audited consolidated financial statements are not incorporated into this proxy statement and are not considered proxy solicitation material.
Some banks, brokers and other nominee record holders may be participating in the practice of “house-holding” proxy statements and annual reports. This means that only one copy of the Corporation’s proxy statement may have been sent to multiple shareholders in your household. The Corporation will promptly deliver a separate copy of the document to you if you request one by writing or calling as follows: Corporate Secretary, 9 Old Lincoln Highway, Malvern, Pennsylvania 19355, telephone (484) 568-5000. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
ADDITIONAL INFORMATION
A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2022, containing, among other things, financial statements examined by our independent registered public accounting firm, is made available to our shareholders concurrent with this Proxy Statement. Upon written request of any shareholder, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and schedules, required to be filed with the SEC may be obtained, without charge, from our Corporate Secretary, 9 Old Lincoln Highway, Malvern, PA 19355. The annual report on Form 10-K for the fiscal year ended December 31, 2022 and this Proxy Statement, can also be obtained at our investor relations page at www.investor.meridianbanker.com, at the hosting site www.envisionreports.com/MRBK, from the SEC at its website, www.sec.gov, or by following the instructions on the Corporation’s Notice and Access card.

Exhibit A
Amended and Restated
Meridian Bank
2016 Equity Incentive Plan

Amended and Restated
Meridian Bank
2016 Equity Incentive Plan

A-i

ARTICLE 1. PURPOSE OF THE PLAN; TYPES OF AWARDS
1.1   Purpose.   The Amended and Restated Meridian Bank 2016 Equity Incentive Plan (the “Plan”) is intended to provide selected employees and non-employee directors of Meridian Bank (the “Corporation”) and its Subsidiaries with an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain and motivate employees and non-employee directors to make substantial contributions to the success of the Corporation’s business and the businesses of its Subsidiaries. Awards will be granted under the Plan based on, among other things, the individual’s level of responsibility and performance.
1.2   Authorized Plan Awards.   Incentive Stock Options, Nonqualified Stock
Options and Restricted Stock and Restricted Stock Units may be awarded within the limitations of the Plan herein described.
ARTICLE 2. DEFINITIONS
2.1   “Agreement.”   A written or electronic agreement between the Corporation and a Participant evidencing the grant of an Award. A Participant may be issued one or more Agreements from time to time, reflecting one or more Awards.
2.2   “Award.”   The grant of a Stock Option or an award of Restricted Stock or of Restricted Stock Units.
2.3   “Board.”   The Board of Directors of the Corporation.
2.4   “Change in Control.”   Except as otherwise provided in an Agreement, the first to occur of any of the following events:
(a)   any “Person” (as such term is used in Sections l3(d) and l4(d) of the Exchange Act), except for any of the Corporation’s employee benefit plans, or any entity holding the Corporation’s voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the “Benefit Plan(s)”), is or becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing 25% or more of the combined voting power of the Corporation’s then outstanding securities;
(b)   receipt of applicable Federal and State regulatory approval with respect to a binding written agreement providing for a sale, exchange, transfer, or other disposition of all or substantially all of the assets of the Corporation to another entity, except to an entity controlled directly or indirectly by the Corporation;
(c)   the shareholders of the Corporation approve a merger, consolidation, or other reorganization of the Corporation, unless:
(i)   under the terms of the agreement approved by the Corporation’s shareholders providing for such merger, consolidation or reorganization, the shareholders of the Corporation immediately before such merger, consolidation, or reorganization, will own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation, or reorganization (the “Surviving Corporation”);
(ii)   under the terms of the agreement approved by the Corporation’s shareholders providing for such merger, consolidation, or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such merger, consolidation, or reorganization; and
(iii)   based on the terms of the agreement approved by the Corporation’s shareholders providing for such merger, consolidation or reorganization, no Person (other than (A) the Corporation or any subsidiary of the Corporation, (B) any Benefit Plan, (C) the Surviving

Corporation or any Subsidiary of the Surviving Corporation, or (D) any Person who, immediately prior to such merger, consolidation, or reorganization had beneficial ownership of 25% or more of the then outstanding voting securities) will have beneficial ownership of 25% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;
(d)   a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted; or
(e)   during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
Notwithstanding Clause (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing 25% or more of the combined voting power of the Corporation’s then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 25% or more of the combined voting power of the Corporation’s then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 25% or more of the combined voting power of the Corporation’s then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Corporation shall be deemed to have occurred with respect to such Person under Clause (a). In no event shall a Change in Control of the Corporation be deemed to occur under Clause (a) with respect to Benefit Plans.
2.5   “Code.”   The Internal Revenue Code of 1986, as amended.
2.6   “Code of Conduct.”   The policies and procedures related to employment of Employees by the Corporation or a Subsidiary set forth in the Corporation or a Subsidiary’s employee handbook as well as any policies and procedures related to service as a non-employee director of the Corporation or a Subsidiary. The Code of Conduct may be amended and updated at any time. The term “Code of Conduct” shall also include any other policy or procedure that may be adopted by the Corporation or a Subsidiary and communicated to Employees and non-employee directors of the Corporation or a Subsidiary.
2.7   “Committee.”   The Compensation Committee of the Board.
2.8   “Common Stock.”   The common stock of the Corporation as described in the Corporation’s Articles of Incorporation, or such other stock as shall be substituted therefor.
2.9   “Continuous Service.”   Continuous Service means that the Participant’s service with the Corporation or a Subsidiary, whether as an Employee or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Corporation or a Subsidiary as an Employee or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Corporation to a Director of a Subsidiary will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.
2.10   “Corporation.”   Meridian Bank, a Pennsylvania bank.
2.11   “Employee.”   Any common law employee of the Corporation or a Subsidiary. An Employee does not include any individual who: (i) does not receive payment for services directly from the Corporation’s or a Subsidiary’s payroll; (ii) is employed by an employment agency that is not a Subsidiary; or (iii) who renders services pursuant to a written arrangement that expressly provides that the service provider is not eligible for participation in the Plan, regardless if such person is later determined by the Internal Revenue Service or a court of competent jurisdiction to be a common law employee.
2.12   “Exchange Act.”   The Securities Exchange Act of 1934, as amended.
2.13   “Fair Market Value.”   The Fair Market Value of a share of Common Stock means:
(a)   If the Common Stock is listed on an established securities market (within the meaning of Code Section 409A), the Fair Market Value per share of the Common Stock shall be the closing sale price for such a share on the relevant day. If no sale of Common Stock has occurred on that day, the Fair Market Value shall be determined by reference to such price for the next preceding day on which a sale occurred.
(b)   In the event that the Common Stock is not traded on an established securities market (within the meaning of Code Section 409A), then the Fair Market Value per share of Common Stock will be the price established by the Committee in good faith by application of a reasonable valuation method (within the meaning of Code Section 409A).
(c)   Notwithstanding the foregoing, in the event of any change in law or interpretation of law, including but not limited to Code Section 409A and the regulations and guidance promulgated thereunder, the Fair Market Value of the Common Stock on a particular day shall be determined in accordance with such law or interpretation of law.
2.14   “Harmful Activity.”   A Harmful Activity shall be deemed to have occurred if the Employee or the Non-Employee Director shall, while employed by or providing services to the Corporation or within six month after termination of such employment or service, do any one or more of the following:
(a)   Use, publish, sell, trade or otherwise disclose “non-public information” of the Corporation unless such activity was inadvertent, done in good faith and did not cause significant harm to the Corporation.
(b)   After notice from the Corporation, fail to return to the Corporation any document, data, or other item or items in the Employee’s or Non-Employee Director’s possession or to which the Employee or Non-Employee Director has access that may involve “non-public information” of the Corporation.
(c)   Upon the Employee’s or Non-Employee Director’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Corporation, solicit or entice for employment or hire any Employee of the Corporation.
(d)   Upon the Employee’s or Non-Employee Director’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Corporation, contact, call upon, solicit or do business with (other than a business which does not compete with any business conducted by the Corporation), any customer of the Corporation the Employee or Non-Employee Director contacted, called upon, solicited, interacted with, or became acquainted with, or learned of through access to information (whether or not the information is or was “non-public information”) while employed by or providing services to the Corporation unless such activity was inadvertent, done in good faith, and did not involve a customer who the Employee or Non-Employee Director should have reasonably known was a customer of the Corporation.
(e)   Upon the Employee’s or Non-Employee Director’s own behalf or on behalf of any other person or entity that competes or plans to compete with the Corporation, engage in any business activity in competition with the Corporation in the same or closely related activity that the Employee or Non-Employee Director was engaged in for the Corporation during the one year period prior to termination of employment or termination of services.
(f)   For purpose of this Section 2.14, “non-public information” means, but is not limited to, trade secrets, confidential processes, programs, software, formulas, methods, business information or plans, financial information, and listings of names (e.g., Employees, customers, and suppliers) that are developed, owned, utilized, or maintained by the Corporation, and that of its customers or suppliers, and that are not generally known by the public.
2.15   “Incentive Stock Option.”   A Stock Option intended to satisfy the requirements of Code Section 422(b).
2.16   “Non-Employee Director.”   A member of the Board, or of the board of directors of a Subsidiary, or any other body performing the function of a board of directors, or a member of an advisory board or council established by the Board, who is not an Employee.
2.17   “Nonqualified Stock Option.”   A Stock Option which does not satisfy the requirements of Code Section 422(b).
2.18   “Optionee.”   A Participant who is awarded a Stock Option pursuant to the provisions of the Plan.
2.19   “Participant.”   An Employee or Non-Employee Director to whom an Award has been made which Award remains outstanding.
2.20   “Performance Criteria.”   Any objective determination based on one or more Of the following areas of performance of the Corporation, a Subsidiary, or any division, department or group of either which includes, but is not limited to: (a) earnings, (b) cash flow, (c) revenue, (d) financial ratios, (e) market performance, (f) shareholder return, (g) operating profits (including earnings before interest, taxes, depreciation and amortization), (h) earnings per share, (i) return on assets, (j) return on equity, (k) return on investment, (1) stock price, (m) asset quality, (n) budget and expense management, (o) systems conversion, (p) peer performance, (q) special projects as determined by the Committee, and (r) integration initiatives. Performance Criteria shall be established by the Committee prior to the issuance of a Performance Grant.
2.21   “Performance Goal.”   One or more goals established by the Committee, with respect to an Award intended to constitute a Performance Grant, that relate to one or more Performance Criteria. A Performance Goal shall relate to such period of time, not less than one year (unless coupled with a vesting schedule of at least one year), as may be specified by the Committee at the time of the awarding of a Performance Grant.
2.22   “Performance Grant.”   An Award, the vesting or receipt without restriction of which, is conditioned on the satisfaction of one or more Performance Goals.
2.23   “Plan.”   The Amended and Restated Meridian Bank 2016 Equity Incentive Plan.
2.24   “Restricted Award.”   An Award of Restricted Stock or Restricted Stock Units.
2.25   “Restricted Stock.”   An Award of Common Stock pursuant to the provisions of the Plan, which award is subject to such restrictions and other conditions, including achievement of one or more performance goals, as may be specified by the Committee at the time of such award.
2.26   “Restricted Stock Unit.”   An Award of hypothetical Common Stock units pursuant to the provisions of the Plan, which award is subject to such restrictions and other conditions, including achievement of one or more performance goals, as may be specified by the Committee at the time of such award.
2.27   “Retirement.”   The termination of a Participant’s employment following the first day of the month coincident with or next following attainment of age 65. Retirement with respect to a Participant’s service as a Non-Employee Director will also be determined in accordance with the provisions of the applicable Corporation’s or a Subsidiary’s by-laws or other operative documents.
2.28   “Securities Act.”   The Securities Act of 1933, as amended.
2.29   “Stock Option” or “Option.”   A grant of a right to purchase Common Stock pursuant to the provisions of the Plan.
2.30   “Subsidiary.”   A subsidiary corporation, as defined in Code Section 424(f), that is a subsidiary of a relevant corporation.

2.31   “Termination For Cause.”   With respect to an individual, shall have the meaning ascribed to such term any employment, severance or other similar agreement between such individual and the Corporation, or if no such agreement exists, termination of the employment of an Employee or the termination of service of a Non-Employee Director, as the case may be (together, for purposes of this Section 2.31 (the “Individual”)) after:
(a)   the Pennsylvania Department of Banking or any other government regulatory agency recommends or orders in writing that the Corporation or a Subsidiary terminate the employment or services of such Individual or relieve him or her of his or her duties;
(b)   the Individual engages in any Harmful Activity, or commits an act or engages in a course of conduct constituting fraud or willful malfeasance, dishonesty or gross negligence as to the Corporation or a Subsidiary or as to the Individual’s employment with or service to the Corporation or a Subsidiary;
(c)   in the determination of the Committee with respect to an Employee, such Employee willfully fails to follow the lawful instructions of the Board or any officer of the Corporation or a Subsidiary after such Employee’s receipt of written notice of such instructions, other than a failure resulting from the Employee’s incapacity because of physical or mental illness;
(d)   in the determination of the Committee, the willful or continued failure by such Individual to substantially and satisfactorily perform the Individual’s duties with the Corporation or a Subsidiary (other than any such failure resulting from the Individual’s being “disabled” (within the meaning of Code Section 22(e)(3)) or as a result of physical or mental illness), within a reasonable period of time after a demand for substantial performance or notice of lack of substantial or satisfactory performance is delivered to the Individual, which demand identifies the manner in which the Individual has not substantially or satisfactorily performed his or her duties; or
(e)   in the determination of the Committee, the failure by such Individual to conform to the Corporation’s Code of Conduct. For purposes of the Plan, no act, or failure to act, on an Individual’s part shall be deemed “willful” unless done, or omitted to be done, by such Individual not in good faith and without reasonable belief that such Individual’s action or omission was in the best interest of the Corporation or a Subsidiary.
ARTICLE 3. ADMINISTRATION
3.1   The Committee.   The Plan shall be administered by the Compensation Committee of the Board (the “Committee”) composed of two or more members of the Board, all of whom are (a) “non-employee directors” as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act. The Board may from time to time remove members from, or add members to, the Compensation Committee. Vacancies on the Compensation Committee, however caused, shall be filled by the Board.
3.2   Powers of the Committee.
(a)   The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by a majority of the disinterested members of the Board. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all Participants and any person claiming under or through a Participant, unless otherwise determined by a majority of the disinterested members of the Board.
(b)   Subject to the terms, provisions and conditions of the Plan the Committee shall have exclusive jurisdiction to:
(i)   determine and select the Employees and Non-Employee Directors to be granted Awards (it being understood that more than one Award may be granted to the same person);
(ii)   determine the number of shares subject to each Award;

(iii)   determine the date or dates when the Awards will be granted;
(iv)   determine the exercise price of shares subject to an Option in accordance with Article 6;
(v)   determine the date or dates when an Option may be exercised within the term of the Option specified pursuant to Article 7;
(vi)   determine whether an Option constitutes an Incentive Stock Option or a Nonqualified Stock Option;
(vii)   determine the Performance Criteria, and establish Performance Goals with respect thereto, to be applied to an Award; and
(viii)   prescribe the form, which shall be consistent with the Plan document, of the Agreement evidencing any Awards granted under the Plan.
(c)   Subject to the provisions of this Article 3 and any applicable law, the Committee may, in its sole discretion, delegate any or all of its powers and duties under the Plan, including the power to make Awards under the Plan, to the Chief Executive Officer of the Corporation, subject to such limitations on such delegated powers and duties as the Committee may impose, if any; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan made by the Committee. Notwithstanding the foregoing, the Chief Executive Officer may not make Awards to, or take any action with respect to any Award previously granted, to himself or a person who is an Employee or Non-Employee Director subject to the provisions of Rule 16b-3 of the Exchange Act.
3.3   Liability.   No member of the Board, the Committee or its designee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Awards granted under this Plan.
3.4   Establishment and Certification of Performance Goals.   The Committee shall establish, prior to grant, Performance Goals with respect to each Award intended to constitute a Performance Grant. Notwithstanding anything herein to the contrary, no Option that is intended to constitute a Performance Grant may be exercised until the Performance Goal or Goals applicable thereto is or are satisfied, nor shall any share of Restricted Stock that is intended to constitute a Performance Grant be released to a Participant until, the Performance Goal or Goals applicable thereto is or are satisfied.
3.5   No Waiver of Performance Goals.   Under no circumstances shall the Committee or the Board waive any Performance Goals with respect to the grant of any Award hereunder that is intended to constitute a Performance Grant.
3.6   Performance Grants Not Mandatory.   Nothing herein shall be construed as requiring that any Award be made a Performance Grant; provided, however, that any Award may be subject to a one or more Performance Goals. Additionally, no restrictions applicable under Code Section 162(m) prior to its repeal shall be required to apply to any Awards, including Performance Grants, after December 31, 2017.
ARTICLE 4. COMMON STOCK SUBJECT TO THE PLAN
4.1   Common Stock Authorized.
(a)   Subject to adjustment in accordance with Section 10, a total of 1,673,800 shares of Common Stock shall be available for the grant of Awards under the Plan. During the terms of the Awards, the Corporation shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.
(b)   Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Corporation in any manner.
(c)   Subject to adjustment in accordance with Section 10, no Participant shall be granted, during any one (1) year period, Stock Options to purchase Common Stock with respect to more than 25,000 shares of Common Stock in the aggregate or any other Awards with respect to more than 30,000 shares of Common Stock in the aggregate. If an Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall count toward the individual share limit set forth in this Section 4.
(d)   Any shares of Common Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan.
(e)   If any Stock Option is exercised by tendering Common Stock, either actually or by attestation, to the Corporation as full or partial payment in connection with the exercise of such Stock Option under the Plan, or if the tax withholding requirements are satisfied through such tender, only the number of shares of Common Stock issued net of the Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares available for Awards under the Plan.
4.2   Shares Available.   The Common Stock to be issued under the Plan shall be the Corporation’s Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Award under the Plan for any reason expires, terminates, or is forfeited, the shares of Common Stock allocable to such expiration, termination, or forfeiture may thereafter again be made subject to an Award under the Plan.
ARTICLE 5. ELIGIBILITY
5.1   Participation.   Awards shall be granted by the Committee only to persons who are Employees and Non-Employee Directors.
5.2   Incentive Stock Option Eligibility.   Incentive Stock Options may only be granted to Employees of the Corporation or a Subsidiary. Notwithstanding any other provision of the Plan to the contrary, a person who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock Option, unless the special requirements set forth in Sections 6.1 and 7.1 are satisfied. For purposes of this section, in determining stock ownership, a person shall be considered as owning the stock owned, directly or indirectly, by or for the person’s brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. “Outstanding stock” shall include all stock actually issued and outstanding immediately before the grant of the Option. “Outstanding stock” shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.
ARTICLE 6. STOCK OPTIONS IN GENERAL
6.1   Exercise Price.   The exercise price of an Option to purchase a share of Common Stock shall be, in the case of an Incentive Stock Option, not less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, except that the exercise price shall be not less than 110% of such Fair Market Value in the case of an Incentive Stock Option granted to any person described in Section 5.2. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of a Nonqualified Stock Option, not less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. The exercise price shall be subject to adjustment pursuant to the limited circumstances set forth in Article 10.
6.2   Limitation on Incentive Stock Options.   The aggregate Fair Market Value (determined as of the date an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Employee in any calendar year (under the Plan and all other plans maintained by the Corporation and any Subsidiary) shall not exceed $100,000. With respect to all or any portion of any Option granted under this Plan not qualifying as an Incentive Stock Option, such Option shall be considered as a Nonqualified Stock Option granted under this Plan for all purposes. In addition, in the event that the Committee grants an Incentive Stock Option under this Plan to a Participant, and, in the event that the applicable limitation contained in this Section 6.2 is exceeded, then such Incentive Stock Option in excess of such limitation shall be treated as a Nonqualified Stock Option under this Plan subject to the terms and provisions of the applicable Agreement, except to the extent modified to reflect recharacterization of the Incentive Stock Option as a Nonqualified Stock Option.
6.3   Transferability of Options.
(a)   Except as provided in Subsection (b), an Option granted hereunder shall not be transferable other than by will or the laws of descent and distribution, and such Option shall be exercisable, during the Optionee’s lifetime, only by him or her.
(b)   An Optionee may, with the prior approval of the Committee, transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Optionee’s “immediate family” (including a trust, partnership or limited liability company for the benefit of one or more of such members), subject to such limits as the Committee may impose, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to its transfer. The term “immediate family” shall mean an Optionee’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Optionee).
ARTICLE 7. TERM, VESTING AND EXERCISE OF OPTIONS
7.1   Term and Vesting.   Each Option granted under the Plan shall terminate on the date determined by the Committee, and specified in the Agreement; provided, however, that:
(a)   each intended Incentive Stock Option granted to a person described in Section 5.2 shall terminate not later than five years after the date of the grant;
(b)   each other intended Incentive Stock Option shall terminate not later than ten years after the date of grant; and
(c)   each Option granted under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten years and one month after the date of grant.
Each Option granted under the Plan shall be fully exercisable (i.e., become 100% vested) only after the earlier of the date on which:
(a)   the Optionee has completed one year of Continuous Service with the Corporation or a Subsidiary immediately following the date of the grant of the Option (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals);
(b)   unless otherwise provided in an Agreement, a Change in Control occurs; or
(c)   unless otherwise provided in an Agreement, the Optionee’s Retirement, death, or being “disabled” (within the meaning of Code Section 22(e)(3)).
An Option may be exercised only during the continuance of the Optionee’s employment, or service as a Non-Employee Director except as provided in Article 8.
7.2   Exercise.
(a)   A person electing to exercise an Option shall give notice to the Corporation of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full exercise price of the shares he or she has elected to purchase. The exercise notice shall be delivered to the Corporation in person, by certified mail, or by such other method (including electronic transmission) and in such form as determined by the Committee. The exercise price shall be paid in full, in cash, upon the exercise of the Option; provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise an Option by tendering to the Corporation shares of Common Stock owned by him or her and having a Fair Market Value equal to the cash exercise price applicable to the Option or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve; further provided, however, that no such manner of exercise shall be permitted if such exercise would violate Section 402 of the Sarbanes-Oxley

Act of 2002. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(l) have been satisfied, and Common Stock not acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless it has been held, beneficially and of record, for at least six months (or such longer time as may be required by applicable securities law or accounting principles to avoid adverse consequences to the Corporation or a Participant).
(b)   A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.
(c)   At the request of the Participant and to the extent permitted by applicable law, the Committee may, in its sole discretion, selectively approve arrangements whereby the Participant irrevocably authorizes a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of an Option and to remit to the Corporation a sufficient portion of the sales proceeds to pay the entire exercise price and any tax withholding required as a result of such exercise.
ARTICLE 8. EXERCISE OF VESTED OPTIONS FOLLOWING TERMINATION OF EMPLOYMENT OR SERVICE
8.1   Retirement; Other Termination by Corporation or Subsidiary; Change in Control.   In the event of an Optionee’s termination of employment or service as a Non-Employee Director (i) due to Retirement, (ii) by the Corporation or a Subsidiary other than Termination for Cause, or (iii) due to a Change in Control, such Optionee’s right to exercise such Option, to the extent vested, shall lapse:
(a)   in the case of an Incentive Stock Option, at the earlier of the expiration Of the term of such option or three months from the date of such termination of employment; and
(b)   in the case of a Nonqualified Stock Option, unless otherwise provided in an Agreement, three months from the date of such termination of employment or, in the discretion of the Committee, up to the remaining term of such Option.
8.2   Death or Disability.   In the event of an Optionee’s termination of employment or service as a Non-Employee Director due to death or being “disabled” (within the meaning of Code Section 22(e)(3)), such Optionee’s right to exercise such Option, to the extent vested, shall lapse:
(a)   in the case of an Incentive Stock Option, at the earlier of the expiration of the term of such Option or one year from the date of such termination of employment; and
(b)   in the case of a Nonqualified Stock Option, unless otherwise provided in an Agreement, three months from the date of such termination of employment or, in the discretion of the Committee, up to the remaining term of such Option.
8.3   Termination For Cause; Other Termination by Optionee.   In the event of an Optionee’s Termination For Cause, or in the event of the Optionee’s termination of employment or service as a Non-Employee Director at the election of an Optionee, such Optionee’s right to exercise such Option shall lapse:
(a)   in the case of an Incentive Stock Option, upon such termination of employment or, in the discretion of the Committee, up to three months from the date of such termination of employment; and
(b)   in the case of a Nonqualified Stock Option, unless otherwise provided in an Agreement, upon such termination of employment or, in the discretion of the Committee, up to the remaining term of such Option.
8.4   Special Termination Provisions.
(a)   In the event that an Optionee’s employment or service as a Non-Employee Director is terminated by the Corporation or a Subsidiary and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any Continuous Service requirement for vesting (but not any Performance Goal or Goals) specified in an Agreement pursuant to Section 7.1 and permit exercise of an Option held by such Optionee prior to the satisfaction of such Continuous Service requirement. Any such waiver may be made with retroactive effect, provided it is made within 60 days following the Optionee’s termination of employment or service as a Non-Employee Director.
(b)   In the event the Committee waives the Continuous Service requirement with respect to an Option as set forth in Section 8.4(a) above, such Option shall lapse:
(i)   in the case of an Incentive Stock Option, at the earlier of the expiration of the term of such Option or three months from the date of termination of employment; and
(ii)   in the case of a Nonqualified Stock Option, unless otherwise provided in an Agreement, three months from the date of such termination of employment or, in the discretion of the Committee, up to the remaining term of such Option.
ARTICLE 9. RESTRICTED AWARDS
9.1   In General.   Each Restricted Award shall be subject to such terms and conditions as may be specified in the Agreement issued to a Participant to evidence the grant of such Award. A Restricted Award shall be subject to a vesting schedule and may be subject to one or more Performance Goals.
9.2   Minimum Vesting Period for Restricted Awards.   Each Restricted Award granted to a Participant shall be fully exercisable (i.e., become 100% vested) only after the earlier of the date on which (i) the Participant has completed one year of Continuous Service with the Corporation or a Subsidiary immediately following the date that the Restricted Award was awarded (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals); (ii) unless otherwise provided in an Agreement, a Change in Control occurs; (iii) unless otherwise provided in an Agreement, the Participant’s death, or being “disabled” (within the meaning of Code Section 22(e)(3)) or (iv) unless otherwise provided in an Agreement, the Participant terminates Continuous Service due to Retirement.
9.3   Waiver of Vesting Period for Certain Restricted Awards.   In the event that a Participant’s Continuous Service is terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any minimum vesting period (but not any Performance Goal or Goals) with respect to a Restricted Award held by such Participant. Any such waiver may be made with retroactive effect, provided it is made within 60 days following such Participant’s termination of employment.
9.4   Restricted Stock Awards.
(a)   Issuance and Retention of Share Certificates By Corporation. One or more share certificates shall be issued upon the grant of a Restricted Stock Award; but until such time as the Restricted Stock shall vest or otherwise become distributable by reason of satisfaction of a Continuous Service requirement and/or one or more Performance Goals, the Corporation shall retain such share certificates.
(b)   Stock Powers. At the time of the grant of a Restricted Stock Award, the Participant to whom the grant is made shall deliver such stock powers, endorsed in blank, as may be requested by the Corporation.
(c)   Shareholder Rights. Subject to any restrictions set forth in an Agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, include the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Corporation for the Participant’s account until released pursuant to subsection (d) below.
(d)   Release of Shares. Within 30 days following the date on which a Participant becomes entitled under an Agreement to receive shares of previously Restricted Stock, the Corporation shall deliver to him or her a certificate evidencing the ownership of such shares, together with an amount of cash (without interest) equal to the dividends that have been paid on such shares with respect to record dates occurring on and after the date of the related Award.

(e)   Forfeiture of Restricted Stock Awards. In the event of the forfeiture of a Restricted Stock Award, by reason of the termination of employment or service as a Non- Employee Director prior to vesting, the failure to achieve a Performance Goal or otherwise, the Corporation shall take such steps as may be necessary to cancel the affected shares and return the same to its treasury.
(f)   Assignment, Transfer, Etc. of Restricted Stock Rights. The potential rights of a Participant to shares of Restricted Stock may not be assigned, transferred, sold, pledged, hypothecated, or otherwise encumbered or disposed of until such time as unrestricted certificates for such shares are received by him or her.
9.5   Restricted Stock Unit Awards
(a)   The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Corporation will not be required to set aside a fund for the payment of any such Award.
(b)   A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
(c)   At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Corporation in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Corporation for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.
(d)   Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Corporation shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the vesting period lapsed with respect to each Vested Unit.
ARTICLE 10. ADJUSTMENT PROVISIONS
10.1   Share Adjustments.
(a)   In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split or reverse stock split, then (i) the shares of Common Stock authorized hereunder to be made the subject of Awards, (ii) the shares of Common Stock then subject to outstanding Awards and the exercise price thereof (where relevant), (iii) the maximum number of Awards that may be granted within a 12-month period and (iv) the nature and terms of the shares of stock or securities subject to Awards hereunder shall be increased, decreased or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events.
(b)   If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities into which such Common

Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.
(c)   The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.
10.2   Corporate Changes.   A liquidation or dissolution of the Corporation, a merger or consolidation in which the Corporation is not the surviving Corporation or a sale of all or substantially all of the Corporation’s assets, shall cause each outstanding Award to terminate, except to the extent that another corporation may and does, in the transaction, assume and continue the Award or substitute its own awards.
10.3   Fractional Shares.   Fractional shares resulting from any adjustment in Awards pursuant to this article may be settled as the Committee shall determine.
10.4   Binding Determination.   To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Award which shall have been so adjusted.
ARTICLE ll. GENERAL PROVISIONS
11.1   Effective Date.   The Plan shall become effective upon the approval of the Plan by the shareholders of the Corporation within 12 months of adoption by the Board.
11.2   Termination of the Plan.   Unless previously terminated by the Board, the Plan shall terminate on, and no Award shall be granted after, the day immediately preceding the tenth anniversary of the Plan’s approval by the Corporation’s shareholders.
11.3   Limitation on Termination, Amendment or Modification.
(a)   The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Corporation, no amendment or modification shall be made solely by the Board which:
(i)   increases the maximum number of shares of Common Stock as to which Awards may be granted under the Plan (except as provided in Section 10.1);
(ii) changes the class of eligible Participants; or
(iii)   otherwise requires the approval of shareholders under applicable state law or under applicable federal law to avoid potential liability or adverse consequences to the Corporation or a Participant.
(b)   No amendment, modification, suspension or termination of the Plan shall in any manner negatively affect any Award theretofore granted under the Plan without the consent of the Participant or any person validly claiming under or through the Participant.
11.4   No Right to Grant of Award or Continued Employment or Service.   Nothing contained in this Plan or otherwise shall be construed to (a) require the grant of an Award to a person who qualifies as an Employee or Non-Employee Director, or (b) confer upon a Participant any right to continue in the employ or service of the Corporation or any Subsidiary or limit in any respect the right, if any, of the Corporation or of any Subsidiary or the Board, as the case may be, to terminate the Participant’s employment.
11.5   No Obligation.   No exercise of discretion under this Plan with respect to an event or person shall create an obligation to exercise such discretion in any similar or same circumstance, except as otherwise provided or required by law.

11.6   Code Section 409A.   This Plan is intended to be exempt from the provisions of Code Section 409A by reason of not being deemed a “nonqualified deferred compensation plan” within the meaning of Code Section 409A(d)(l). Each of the provisions of this Plan document, however, are qualified by reference to provisions of Code Section 409A, and the guidance promulgated thereunder, to the extent such section applies to this Plan. Notwithstanding anything herein to the contrary, if Code Section 409A is applicable the exercise of any discretionary authority and the implementation or carrying out of each other provision of the Plan shall be conditioned upon the conditions and limitations of Code Section 409A and compliance with its specific terms, as the same may have been interpreted by regulatory, case law, or other governing authority. Further, if this Plan or any Option granted hereunder is, or shall become subject to the provisions of Code Section 409A, each such affected Option shall be deemed exercised on the date it vests, or the date the Plan or such Option, as applicable, becomes subject to Code Section 409A; provided, however, that if an Optionee is unable to deliver the exercise price and required withholding taxes to the Corporation, such Optionee shall be paid in one lump sum as soon as practicable, to the extent permitted by tax, corporate, securities, and any other relevant laws, (a) the excess (if any) of the Fair Market Value of the Option at the relevant time over the exercise price, less (b) the required tax withholdings.
11.7   Withholding Taxes.
(a)   Subject to the provisions of Subsection (b), the Corporation will require, where sufficient funds are not otherwise available, that a Participant pay or reimburse to it any withholding taxes at such time as withholding is required by law.
(b)   With the permission of the Committee, a Participant may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable to him or her) having a Fair Market Value equal to the amount required to be withheld. An election by a Participant to have shares withheld for this purpose shall be subject to such conditions as may then be imposed thereon by any applicable securities law.
11.8   Listing and Registration of Shares.
(a)   No Option granted pursuant to the Plan shall be exercisable in whole or in part, and no share certificate shall be delivered, if at any relevant time a majority of the disinterested members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Award, until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to a majority of the disinterested members of the Board.
(b)   If a registration statement under the Securities Act with respect to the shares issuable under the Plan is not in effect at any relevant time, as a condition of the issuance of the shares, a Participant (or any person claiming through a Participant) shall give the Committee a written or electronic statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issued under the Plan the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:
‘THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“ACT”) AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED.’
11.9   Disinterested Director.   For purposes of this Plan, a director shall be deemed “disinterested” if such person could qualify as a member of the Committee under Section 3.1.

11.10   Clawback.   Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Corporation pursuant to any such law, government regulation or stock exchange listing requirement).
11.11   Beneficiary Designation.   Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Corporation during the Participant’s lifetime.
11.12   Gender; Number.   Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires. Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.
11.13   Applicable Law.   Except to the extent preempted by federal law, this Plan document, and the Agreements issued pursuant hereto, shall be construed, administered, and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.
11.14   Headings.   The headings of the several articles and sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.

MeridianCorporation

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

Your vote matters – here's how to vote!

Votes submitted electronically must be received by 1:00 a.m., (Eastern Time), on May 25, 2023.

Online
Go to **www.envisionreports.com/MRBK** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

2023 Annual Meeting Proxy Card

1234 5678 9012 345

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 ☐ 02 ☐ 03 ☐

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1 U P X 5 7 1 3 3 0

03RFKC

3. FREQUENCY OF ADVISORY VOTES ON EXECUTIVECOMPENSATION. A non-binding determination as to thefrequency with which shareholders would have anopportunity to provide an advisory approval of ourexecutive compensation program.3 Years 2 Years 1 Year AbstainProposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X.01 - Christopher J. Annas 02 - Edward J. Hollin 03 - Anthony M. Imbesi01 02Mark here to vote FOR all nominees1 U P XFor All EXCEPT - To withhold a vote for one or more nominees, mark thebox to the left and the corresponding numbered box(es) to the right.Mark here to WITHHOLD vote from all nominees03Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.03RFKC++ A recommends a vote FOR all the nominees listed, FOR Proposals 2, 4 5, and for 3 YEARS on Proposal 3.2. EXECUTIVE COMPENSATION PROPOSAL. A non-binding say onpay proposal to approve the compensation of the namedexecutive officers.4. Approval of an amendment of Meridian’s 2016 Equity Incentive Plan. 5. RATIFICATION OF INDEPENDENT AUDITOR. The ratification of theappointment of CROW LLP as Meridian’s independent auditor forthe fiscal year ending December 31, 2023.1. The election of three (3) directors as “Class C” directors of the Board, to serve a three-year term expiring in 2026:For Against AbstainFor Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q2023 Annual Meeting Proxy Card000004MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________1234 5678 9012 345MMMMMMMMMMMMMMMMMMMMMMMM5 7 1 3 3 0MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDC 1234567890 J N TC123456789MMMMMMMMMMMMM MMMMMMM000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extIf no electronic voting,delete QR code and control #Δ ≈You may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/MRBK orscan the QR code — login details arelocated in the shaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.envisionreports.com/MRBKPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaVotes submitted electronically must bereceived by 1:00 a.m., (Eastern Time), onMay 25, 2023.Your vote matters – here’s how to vote!Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/MRBKNotice of 2023 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — May 25, 2023Joseph L. Cafarchio and Edward J. Carpoletti, or any of them, each with the power of substitution, are hereby authorized to represent and vote the sharesof the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders ofMeridian Corporation to be held on May 25, 2023 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to voteFOR the election of the Board of Directors and FOR items 2, 4 and 5, and for 3 YEARS on item 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)MERIDIAN CORPORATIONq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.C Non-Voting Items++Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.The material is available at: www.envisionreports.com/MRBK2023 Annual Meeting Admission Ticket2023 Annual Meeting of Meridian Corporation ShareholdersThursday, May 25, 2023 at 10:00 AM Eastern TimeMeridian Bank - Corporate Office9 Old Lincoln Highway, Malvern, PA 19355Upon arrival, please present this admission ticket and photo identification at the registration desk.

3. FREQUENCY OF ADVISORY VOTES ON EXECUTIVECOMPENSATION. A non-binding determination as to thefrequency with which shareholders would have anopportunity to provide an advisory approval of ourexecutive compensation program.3 Years 2 Years 1 Year AbstainProposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X.01 - Christopher J. Annas 02 - Edward J. Hollin 03 - Anthony M. Imbesi01 02Mark here to vote FOR all nominees1 U P XFor All EXCEPT - To withhold a vote for one or more nominees, mark thebox to the left and the corresponding numbered box(es) to the right.Mark here to WITHHOLD vote from all nominees03Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.03RFKC++ A recommends a vote FOR all the nominees listed, FOR Proposals 2, 4 5, and for 3 YEARS on Proposal 3.2. EXECUTIVE COMPENSATION PROPOSAL. A non-binding say onpay proposal to approve the compensation of the namedexecutive officers.4. Approval of an amendment of Meridian’s 2016 Equity Incentive Plan. 5. RATIFICATION OF INDEPENDENT AUDITOR. The ratification of theappointment of CROW LLP as Meridian’s independent auditor forthe fiscal year ending December 31, 2023.1. The election of three (3) directors as “Class C” directors of the Board, to serve a three-year term expiring in 2026:For Against AbstainFor Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q2023 Annual Meeting Proxy Card000004MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________1234 5678 9012 345MMMMMMMMMMMMMMMMMMMMMMMM5 7 1 3 3 0MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDC 1234567890 J N TC123456789MMMMMMMMMMMMM MMMMMMM000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extIf no electronic voting,delete QR code and control #Δ ≈You may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/MRBK orscan the QR code — login details arelocated in the shaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.envisionreports.com/MRBKPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaVotes submitted electronically must bereceived by 1:00 a.m., (Eastern Time), onMay 25, 2023.Your vote matters – here’s how to vote!Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/MRBKNotice of 2023 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — May 25, 2023Joseph L. Cafarchio and Edward J. Carpoletti, or any of them, each with the power of substitution, are hereby authorized to represent and vote the sharesof the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders ofMeridian Corporation to be held on May 25, 2023 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to voteFOR the election of the Board of Directors and FOR items 2, 4 and 5, and for 3 YEARS on item 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)MERIDIAN CORPORATIONq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.C Non-Voting Items++Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.The material is available at: www.envisionreports.com/MRBK2023 Annual Meeting Admission Ticket2023 Annual Meeting of Meridian Corporation ShareholdersThursday, May 25, 2023 at 10:00 AM Eastern TimeMeridian Bank - Corporate Office9 Old Lincoln Highway, Malvern, PA 19355Upon arrival, please present this admission ticket and photo identification at the registration desk.